UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No.  )
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:

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Preliminary Proxy Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material under §240.14a-12

Voyager Therapeutics, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
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No fee required

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Fee paid previously with preliminary materials

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(I)(1) and 0-11

Voyager Therapeutics, Inc.
75 Hayden Avenue
Lexington, MA 02421
NOTICE OF 2026 ANNUAL MEETING OF STOCKHOLDERS

      Notice is hereby given that the 2026 Annual Meeting of Stockholders of Voyager Therapeutics, Inc. (the “Annual Meeting”), will be held virtually on Tuesday, June 9, 2026, at 9:00 a.m. Eastern Time. The Annual Meeting will be held exclusively via the Internet in a virtual meeting format at http://www.virtualshareholdermeeting.com/VYGR2026 where you will be able to vote electronically and submit questions. You will need the 16-digit control number located on the Notice, as described below, to vote at the Annual Meeting.

Stockholders of record at the close of business on April 13, 2026, the record date for the Annual Meeting, are entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement of the Annual Meeting. The purpose of the Annual Meeting is the following:
1.
To elect three Class II directors, James A. Geraghty, Steven Hyman, M.D. and Alfred Sandrock, M.D., Ph.D., each to serve until the 2029 annual meeting of stockholders and until his successor is duly elected and qualified, or until his earlier death, resignation, or removal;

2.
To approve, on a non-binding advisory basis, the compensation of our named executive officers;

3.
To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026;

4.
To approve an amendment to the Fifth Amended and Restated Certificate of Incorporation of Voyager Therapeutics, Inc. to increase the number of authorized shares of the Company’s capital stock from 125,000,000 shares to 245,000,000 shares and increase the number of authorized shares of common stock from 120,000,000 shares of common stock to 240,000,000 shares of common stock; and

5.
To transact such other business as may properly come before the Annual Meeting and at any adjournments or postponements thereof.

We are pleased to take advantage of SEC rules that allow companies to furnish their proxy materials over the Internet. On or about April 28, 2026, we will commence mailing to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”), instead of a paper copy of the accompanying proxy statement and our 2025 Annual Report on Form 10-K for the fiscal year ended December 31, 2025 (the “2025 Annual Report on Form 10-K”). The Notice will contain instructions on how to access the 2025 Annual Report on Form 10-K and accompanying proxy statement (together, the “Proxy Materials”), access the Annual Meeting via the Internet and cast your vote via the Internet at the Annual Meeting. The Notice also contains instructions on how to request a paper copy of our Proxy Materials. All stockholders who do not receive a Notice will receive a paper copy of the Proxy Materials by mail. This process allows us to provide our stockholders with the information they need on a more timely basis, while reducing the environmental impact and lowering the costs of printing and distributing our Proxy Materials. A list of our stockholders entitled to vote at the Annual Meeting will be available for examination by any registered stockholder, for any purpose germane to the Annual Meeting, during ordinary business hours for a period of ten days ending on the day prior to the Annual Meeting at our principal executive offices.
Please visit www.virtualshareholdermeeting.com/VYGR2026 to attend the Annual Meeting virtually via the Internet. You will not be able to attend the Annual Meeting in person.
Whether or not you are able to attend the Annual Meeting, we encourage you to read the accompanying proxy statement and vote your shares as promptly as possible to ensure your representation and the presence of a quorum at the Annual Meeting. You can vote online at the address listed on the proxy card, by signing, dating and returning the proxy card, or by calling 1-800-690-6903 and following the recorded instructions. If you vote your shares on the Internet or by telephone, you will need to enter the 16-digit control number located on your Notice.

Your vote is important. If you attend the Annual Meeting, you may vote your shares during the Annual Meeting virtually even if you previously voted your proxy. Your proxy is revocable in accordance with the procedures set forth in the proxy statement.
If your shares are held in “street name,” that is held for your account by a broker or other nominee, you will receive instructions from your broker or other holder of record that you must follow for your shares to be voted.
By order of the Board of Directors,

Alfred Sandrock, M.D., Ph.D.
Chief Executive Officer, President and Director
Lexington, Massachusetts
April 28, 2026

PROXY STATEMENT	1
GENERAL INFORMATION ABOUT THE MEETING AND VOTING	2
PROPOSAL 1 ELECTION OF DIRECTORS	7
CORPORATE GOVERNANCE	12
DIRECTOR COMPENSATION	21
EXECUTIVE OFFICERS	24
EXECUTIVE COMPENSATION	26
PROPOSAL 2 ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION	44
PROPOSAL 3 RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS	45
PROPOSAL 4 APPROVAL OF AN AMENDMENT TO OUR FIFTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF OUR COMMON STOCK	46
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	49
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	52
EQUITY COMPENSATION PLANS	55
AUDIT COMMITTEE REPORT	57
HOUSEHOLDING OF PROXY MATERIALS	58
TRANSACTION OF OTHER BUSINESS	58
APPENDIX A – CERTIFICATE OF AMENDMENT OF FIFTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION	A-1

i

VOYAGER THERAPEUTICS, INC.
PROXY STATEMENT
FOR THE 2026 ANNUAL MEETING OF STOCKHOLDERS
To be held on June 9, 2026
INFORMATION CONCERNING SOLICITATION AND VOTING
This proxy statement contains information about the 2026 Annual Meeting of Stockholders of Voyager Therapeutics, Inc. (the “Annual Meeting”), which will be held on Tuesday, June 9, 2026, at 9:00 a.m. Eastern Time exclusively via the Internet in a virtual meting format at www.virtualshareholdermeeting.com/VYGR2026 (the “Annual Meeting Website”). The Board of Directors of Voyager Therapeutics, Inc. is using this proxy statement to solicit proxies for use at the Annual Meeting. In this proxy statement, unless expressly stated otherwise or the context otherwise requires, the use of “Voyager,” “Company,” “our,” “we” or “us” refers to Voyager Therapeutics, Inc.
If you plan to attend the Annual Meeting, we recommend that you visit the Annual Meeting Website and log in with your 16-digit control number prior to the start time of 9:00 a.m. Eastern Time to ensure that you are fully logged in when the Annual Meeting begins. If you attend the Annual Meeting, you may vote your shares electronically during the Annual Meeting even if you have previously returned your proxy card or completed your proxy by phone or on the Internet. Stockholders wishing to vote their shares electronically during the Annual Meeting should refer to their Notice of Internet Availability of Proxy Materials (the “Notice”), for instructions regarding voting electronically during the Annual Meeting. Stockholders will not be able to attend the Annual Meeting in person.
All properly submitted proxies will be voted in accordance with the instructions contained in those proxies. If no instructions are specified, the proxies will be voted in accordance with the recommendation of our Board of Directors with respect to each of the matters set forth in the Notice. You may revoke your proxy at any time before it is exercised during the Annual Meeting by giving our Corporate Secretary (our “Secretary”) written notice to that effect by using the contact information below.
Our 2025 Annual Report on Form 10-K for the fiscal year ended December 31, 2025 (the “2025 Annual Report on Form 10-K”), and accompanying proxy statement (together, the “Proxy Materials”), are first being made available to stockholders on or about April 28, 2026.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on June 9, 2026:
The Proxy Materials are available for viewing, printing and downloading at www.proxyvote.com, and at your request printed versions of the Proxy Materials can be delivered to you by mail, in connection with the Board of Directors’ solicitation of proxies for our Annual Meeting, and any adjournment or postponement of the Annual Meeting. If you requested printed versions of these materials by mail, they will also include a proxy card for the Annual Meeting.
A copy of our 2025 Annual Report on Form 10-K as filed with the Securities and Exchange Commission (the “SEC”) on March 9, 2026, except for exhibits, will be furnished without charge to any stockholder upon oral or written request to Voyager Therapeutics, Inc., 75 Hayden Avenue, Lexington, Massachusetts 02421, Attention: Secretary, Telephone: (857) 259-5340. The Proxy Materials are also available on the SEC’s website at http://www.sec.gov, and on our website at https://ir.voyagertherapeutics.com/financial-information/sec-filings.
Pursuant to rules adopted by the SEC we are providing access to our Proxy Materials over the Internet. Accordingly, we are sending a Notice, to our stockholders of record and beneficial owners as of the record date identified below. The mailing of the Notice to our stockholders is scheduled to begin on or around April 28, 2026.

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING
Purpose of the Annual Meeting
The purpose of the Annual Meeting is the following:
1.
To elect three Class II directors, James A. Geraghty, Steven Hyman, M.D. and Alfred Sandrock, M.D., Ph.D., each to serve until the 2029 annual meeting of stockholders and until his successor is duly elected and qualified, or until his earlier death, resignation, or removal;

2.
To approve, on a non-binding advisory basis, the compensation of our named executive officers;

3.
To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026;

4.
To approve an amendment to the Fifth Amended and Restated Certificate of Incorporation of Voyager Therapeutics, Inc. to increase the number of authorized shares of the Company’s capital stock from 125,000,000 shares to 245,000,000 shares and increase the number of authorized shares of common stock from 120,000,000 shares of common stock to 240,000,000 shares of common stock (the “Charter Amendment Proposal”); and

5.
To transact such other business as may properly come before the Annual Meeting and at any adjournments or postponements thereof.

As of the date of this proxy statement, we are not aware of any business to come before the Annual Meeting other than the first four matters noted above.
Board of Directors Recommendation
Our Board of Directors unanimously recommends that you vote:
FOR the election of three Class II directors to our Board of Directors, to serve for a three-year term until the 2029 annual meeting of stockholders;
FOR the approval, on an advisory basis, of our executive compensation;
FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026; and
FOR the approval of the Charter Amendment Proposal.
Implications of Being a Smaller Reporting Company
We are a “smaller reporting company” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and have been permitted to rely, and have relied, on the reduced disclosure requirements available to smaller reporting companies, including reduced disclosure obligations regarding executive compensation.
Stockholders Entitled to Vote; Record Date
If shares of our common stock are registered directly in your name with our transfer agent, you are considered the stockholder of record with respect to those shares. As the stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or vote on your own behalf at our virtual Annual Meeting. Throughout this proxy statement, we refer to these registered stockholders as “stockholders of record.”
If shares of our common stock are held on your behalf in a brokerage account or by a bank or other nominee, you are considered to be the beneficial owner of shares that are held in “street name,” and the proxy materials were forwarded to you by your broker, bank or nominee, who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or other nominee as to how to vote your shares. Beneficial owners are also invited to attend our virtual Annual

Meeting. However, since a beneficial owner is not the stockholder of record, if you wish to vote your shares of common stock on your own behalf at the Annual Meeting, you will need to follow the instructions that your broker, bank or other nominee provides to you. Note you should be receiving a voting instruction form for you to use from your broker, bank or other nominee. Throughout this proxy statement, we refer to stockholders who hold their shares through a broker, bank or other nominee as “street name stockholders.”
Only stockholders of record as of the close of business on April 13, 2026, the record date for determination of stockholders entitled to vote at the Annual Meeting, are entitled to receive notice of the Annual Meeting and to vote the shares of our common stock that they held on that date. As of the record date, there were 60,416,887 shares of our common stock issued and outstanding, par value $0.001 per share, all of which are entitled to vote with respect to all matters to be acted upon at the Annual Meeting. Each stockholder of record is entitled to one vote for each share of our common stock held by such stockholder. None of our shares of undesignated preferred stock were outstanding as of April 13, 2026.
How to attend the Annual Meeting
We will host the Annual Meeting live online via webcast on Tuesday, June 9, 2026, at 9:00 a.m. Eastern Time. In order to attend the Annual Meeting online, we recommend that you visit the link for the live webcast at the Annual Meeting Website and log in with your 16-digit control number prior to the start time of 9:00 a.m. Eastern Time to ensure you are fully logged in when the Annual Meeting begins. You do not need to register in advance to attend the Annual Meeting.
If you encounter any technical difficulties or trouble accessing the live webcast of the Annual Meeting or other technical issues during the Annual Meeting, please call the technical support number that will be posted on the log-in page for the Annual Meeting for assistance.
Information about the Annual Meeting
Our 2026 Annual Meeting will be a virtual meeting of stockholders where stockholders will participate by accessing a website using the Internet. There will not be a physical meeting location. We believe that hosting a virtual Annual Meeting facilitates greater stockholder attendance and participation by enabling stockholders to participate remotely from any location around the world. Our virtual meeting will be governed by our Rules of Conduct and Procedures, which will be posted in the virtual meeting room in advance of the meeting. We have designed the virtual Annual Meeting to provide the same rights and opportunities to participate as stockholders have at an in-person meeting, including the right to vote and ask questions through the Annual Meeting Website.
How to ask Questions at the Annual Meeting
If you wish to submit a question on the day of the Annual Meeting, you may log into the Annual Meeting Website using the information provided to you and follow the instructions there. Our virtual meeting will be governed by our Rules of Conduct and Procedures, which will be posted in the virtual meeting room. The Rules of Conduct and Procedures will govern the ability of stockholders to ask questions during the meeting, including rules on permissible topics and how questions and comments will be recognized and disclosed to meeting participants.
Quorum
Our Amended and Restated Bylaws (our “Bylaws”) provide that a majority of the shares entitled to vote, present in person or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. Under the Delaware General Corporation Law, shares that are voted “abstain” or “withhold” are counted as present for purposes of determining whether a quorum is present at the Annual Meeting. Broker “non-votes” are also counted as present for purposes of determining whether a quorum is present at the Annual Meeting if such uninstructed shares are entitled to vote on at least one item to be decided at the Annual Meeting.
Votes Required for Each Proposal
Under our Bylaws, any proposal other than an election of directors is decided by a majority of the votes properly cast for and against such proposal, except where a larger vote is required by law or by our Fifth

Amended and Restated Certificate of Incorporation, or Certificate of Incorporation, or our Bylaws. Abstentions and broker “non-votes” are not included in the tabulation of the voting results on any such proposal and, therefore, do not have the effect of votes in opposition to such proposals. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner, or the nominee holding shares for the beneficial owner does not exercise its discretionary voting power. Any election of directors by the stockholders is decided by a plurality of the votes properly cast in such election. Therefore, at the Annual Meeting, the three nominees receiving the most votes FOR election will be elected as directors (Proposal 1); each of Proposal 2 and 3 will be approved if a majority of the votes properly cast for and against such proposal are voted FOR the proposal; and Proposal 4 will be approved if a majority of our issued and outstanding shares of common stock vote FOR such proposal.
For street name stockholders, your brokerage firm is required to vote your shares according to your instructions. If you do not give instructions to your brokerage firm, the brokerage firm will still be able to vote your shares with respect to certain “discretionary” items but will not be allowed to vote your shares with respect to “nondiscretionary” items. We believe that Proposal 1 (the election of Class II directors) and Proposal 2 (the advisory vote on the compensation of our named executive officers) are nondiscretionary items. If you do not instruct your broker how to vote with respect to each of these proposals, we expect that your broker will not be able to exercise discretionary voting authority and vote on either of these proposals, and we expect your shares to be counted as broker “non-votes.” We believe that Proposal 3 (the ratification of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026) and Proposal 4 (approval of the Charter Amendment Proposal) are considered to be discretionary items, and we expect your brokerage firm will be able to exercise discretionary voting authority and vote on these proposals even if it does not receive instructions from you.
How to vote
If you are a stockholder of record, there are several ways for you to vote your shares:
1.
By Internet prior to the Annual Meeting:   You may vote at www.proxyvote.com, 24 hours a day, seven days a week. You will need the 16-digit control number included on your Notice. Votes submitted through the Internet must be received by 11:59 p.m. Eastern Time, on June 8, 2026.

2.
By Telephone prior to the Annual Meeting:   To vote by telephone, please call 1-800-690-6903, 24 hours a day, seven days a week. You will need the 16-digit control number included on your Notice. Votes submitted through the Internet must be received by 11:59 p.m. Eastern Time, on June 8, 2026. If you vote by telephone, you do not need to complete and mail your proxy card or vote your proxy over the Internet.

3.
By Mail prior to the Annual Meeting:   If you request and receive printed copies of the proxy materials, you may vote by completing, signing and dating the enclosed proxy card and returning it in the prepaid envelope provided. Votes submitted through the mail must be received by June 8, 2026.

4.
Online during the Annual Meeting:   You may vote during the Annual Meeting by going to the Annual Meeting Website. You will need the 16-digit control number included on your Notice. If you vote by proxy prior to the Annual Meeting and choose to attend the Annual Meeting online, there is no need to vote again during the Annual Meeting unless you wish to change your vote. You may vote your shares electronically during the Annual Meeting even if you have previously returned your proxy card or completed your proxy by phone or on the Internet.

Street name stockholders may vote:
1.
By Internet prior to the Annual Meeting:   You will receive instructions from your bank, brokerage firm, or other nominee if they permit Internet voting. You should follow those instructions.

2.
By Telephone prior to the Annual Meeting:   You will receive instructions from your bank, brokerage firm, or other nominee if they permit voting by telephone. You should follow those instructions.

3.
By Mail prior to the Annual Meeting:   You will receive instructions from your bank, brokerage firm, or other nominee explaining how you can vote your shares by mail. You should follow those instructions.

4.
Online during the Annual Meeting:   You will receive instructions from your bank, brokerage firm, or other nominee explaining how you can register to attend the Annual Meeting online and vote your shares online during the Annual Meeting. You should follow those instructions.

Method of Counting Vote
Each holder of common stock is entitled to one vote at the Annual Meeting on each matter to come before the Annual Meeting for each share held by such stockholder as of the record date.
Revocability of Proxy
You may revoke your proxy by (i) following the instructions on the Notice and submitting a new proxy by mail or over the Internet before the Annual Meeting, (ii) virtually attending the Annual Meeting and voting over the Internet during the Annual Meeting (although virtual attendance at the Annual Meeting will not in and of itself revoke a proxy); or (iii) by filing an instrument in writing revoking the proxy with our Secretary. Any written notice of revocation or subsequent proxy card must be received by our Secretary prior to the taking of the vote at the Annual Meeting. Such written notice of revocation or subsequent proxy card should be hand delivered to our Secretary or sent to our principal executive offices at Voyager Therapeutics, Inc., 75 Hayden Avenue, Lexington, Massachusetts 02421, Attention: Secretary.
If a broker, bank, or other nominee holds your shares, you must contact such broker, bank, or nominee in order to find out how to change your vote.
Expenses of Solicitation
Voyager is making this solicitation and will pay the entire cost of preparing and distributing the Notice and our Proxy Materials and soliciting votes. If you choose to access the Proxy Materials or vote over the Internet, or attend the meeting virtually, you are responsible for any Internet access charges that you may incur. Our officers and employees may, without compensation other than their regular compensation, solicit proxies through further mailings, personal conversations, facsimile transmissions, emails, or otherwise. We have hired Broadridge Financial Solutions, Inc. to assist us in the distribution of proxy materials and the solicitation of votes described above. Proxy solicitation expenses that we will pay include those for preparation, mailing, returning, and tabulating the proxies. We expect to pay Broadridge Financial Solutions, Inc. a fee of approximately $56,000 for their services.
Voting Results
Preliminary voting results will be announced at the Annual Meeting. Final voting results will be tallied by the inspector of election and published in a Current Report on Form 8-K to be filed with the SEC within four business days after the Annual Meeting.
Procedure for Submitting Stockholder Proposals and Nominations
Stockholder proposals and nominations for election to the Board of Directors intended to be presented at the 2027 annual meeting of our stockholders must satisfy the requirements set forth in the advance notice provision under our Bylaws. To be timely for our 2027 annual meeting of stockholders, any such proposal or nomination must be delivered in writing to our Secretary at our principal executive offices not earlier than the close of business on February 9, 2027, which is the 120th day prior to the one-year anniversary of the Annual Meeting, and not later than the close of business on March 11, 2027, which is the 90th day prior to the one-year anniversary of the Annual Meeting. If the date of the 2027 annual meeting of the stockholders is scheduled to take place before May 10, 2027, which is 30 days prior to the one-year anniversary of the Annual Meeting, or after August 8, 2027, which is 60 days after the one-year anniversary of the Annual Meeting, notice by the stockholder must be delivered no later than the close of business on the later of (1) the 90th day prior to such annual meeting or (2) the 10th day following the day on which public announcement of the date of such meeting is first made. Any nomination must include all information relating to the nominee that is required to be disclosed in solicitations of proxies for election of directors in election contests or is otherwise required under Regulation 14A of the Exchange Act, the person’s written consent to be named in the proxy statement and to serve as a director if elected and such information as we might reasonably require to determine the eligibility of the person to serve as a director. As to other business, the notice must include a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting, and any material interest of such stockholder (and the beneficial owner) in the proposal. The proposal must be a proper subject for stockholder action. In addition, to make a nomination or proposal, the stockholder must be a holder of record at the time the notice is made and must provide certain information regarding itself (and the beneficial owner), including the name and address, as they appear on our books, of the stockholder proposing such business, the number of shares of our capital stock which are, directly or indirectly, owned beneficially or of record by the stockholder proposing such business or its affiliates or associates (as defined in Rule 12b-2 promulgated under the Exchange Act) and certain additional information.
Any stockholder proposal intended to be included in the proxy statement for the 2027 annual meeting of our stockholders must also satisfy the SEC regulations under Rule 14a-8 of the Exchange Act and be received not later than December 29, 2026. If the date of the annual meeting is moved by more than 30 days from the date of the previous year’s annual meeting, then notice must be received within a reasonable time before we begin to print and send proxy materials. If that happens, we will publicly announce the deadline for submitting a proposal in a press release or in a document filed with the SEC.
In addition to satisfying the advance notice provisions in our Bylaws relating to nominations of director candidates, including the earlier notice deadlines set out above, to comply with the SEC’s universal proxy rule, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees in compliance with Rule 14a-19 under the Exchange Act must also provide notice that sets forth the information required by Rule 14a-19 no later than April 10, 2027. If the date of the 2027 annual meeting changes by more than 30 calendar days from the date of the upcoming Annual Meeting, such notice must instead be provided by the later of 60 calendar days prior to the date of the 2027 annual meeting or the 10th calendar day following our public announcement of the date of the 2027 annual meeting.

PROPOSAL 1
ELECTION OF DIRECTORS
Our Board of Directors is authorized to have, and currently consists of, ten members. The Board of Directors is divided into three classes, with one class of directors standing for election each year, for a term of three years. Directors for each class are elected at the annual meeting of stockholders held in the year in which the term for their class expires and hold office until their successors are duly elected and qualified or their earlier resignation or removal. In accordance with our Certificate of Incorporation and Bylaws, vacancies on our Board of Directors shall be filled solely and exclusively by the affirmative vote of a majority of the remaining directors, even if less than a quorum is present, and not by stockholders. The Board of Directors currently consists of the following:
•
Class II directors:   James A. Geraghty, Steven Hyman, M.D., and Alfred Sandrock, M.D., Ph.D., whose terms expire at the Annual Meeting;

•
Class III directors:   Michael Higgins, Jude Onyia, Ph.D., and Nancy Vitale, whose terms expire at the 2027 annual meeting of stockholders; and

•
Class I directors:   Grace E. Colón, Ph.D., Catherine J. Mackey, Ph.D., Glenn Pierce, M.D., Ph.D., and George Scangos, Ph.D., whose terms expire at the at the 2028 annual meeting of stockholders.

The Board of Directors, on the recommendation of our Nominating and Corporate Governance Committee, nominated James A. Geraghty, Steven Hyman, M.D., and Alfred Sandrock, M.D., Ph.D., for election by the stockholders as Class II directors at the upcoming Annual Meeting. If elected, each nominee will serve as a director until the 2029 annual meeting of stockholders and until such nominee’s successor is duly elected and qualified, or until such nominee’s earlier death, resignation, or removal.
The names of and certain information about the directors in each of the three classes are set forth below. There are no family relationships among any of our directors or executive officers.
If no contrary indication is made, proxies will be voted for James A. Geraghty, Steven Hyman, M.D., and Alfred Sandrock, M.D., Ph.D. or, in the event that any of these nominees is not a candidate or is unable to serve as a director at the time of election (which is not currently expected), for any substitute nominee who is designated by our Board of Directors. The proxy cannot be voted for a greater number of persons than the number of nominees named in this proxy statement.
Nominees for Class II Directors
The name of the nominees for Class II directors and certain information about each nominee as of March 31, 2026, which has been furnished to us by each nominee, as applicable, are set forth below.
Name	Positions and Offices Held with Voyager	Director Since	Age
James A. Geraghty	Director	2014	71
Steven Hyman, M.D.	Director	2015	73
Alfred Sandrock, M.D., Ph.D.	Director, President and Chief Executive Officer	2022	68
Set forth below are the biographies of each director, as well as a discussion of the particular experience, qualifications, attributes, and skills that led the Board of Directors to conclude that each person nominated to serve or currently serving on the Board of Directors should serve as a director. In addition to the information presented below, we believe that each director nominee meets the minimum qualifications established by the Nominating and Corporate Governance Committee. The process of the Board of Directors and its committees to identify and evaluate candidates for director nominees, as well as the applicable minimum qualifications for director nominees, is described below under the heading “Corporate Governance — Board and Committee Matters.”
Director Nominees for Election for a Three-year Term Ending at the 2029 Annual Meeting of Stockholders
James A. Geraghty.   Mr. Geraghty has been a member of the Board of Directors since January 2014. He has served as a member of the boards of directors of publicly-traded biotechnology companies Fulcrum Therapeutics since July 2016 and CanBridge Pharma since May 2020. Mr. Geraghty previously served as

Chairman of the board of directors of privately-held biotechnology company OMass Therapeutics from May 2023 to January 2026, and of publicly-traded biotechnology companies Pieris Pharmaceuticals from May 2017 to December 2024, and Orchard Therapeutics from May 2020 to January 2024. He also served as a member of the board of directors of Aceragen Inc. (formerly Idera Pharmaceuticals) from May 2013 to March 2023. Mr. Geraghty was an Entrepreneur-in-Residence at Third Rock Ventures from May 2013 to October 2016. He served as Senior Vice President, North America Strategy and Business Development at Sanofi from February 2011 to October 2013, and held many roles at Genzyme Corporation from 1992 to 2011, including Senior Vice President of International Development and President of Genzyme Europe. He also served as Chairman, President and CEO of GTC Biotherapeutics. Mr. Geraghty received a B.A. from Georgetown University, an M.S. from the University of Pennsylvania, and a J.D. from Yale Law School. We believe Mr. Geraghty’s experience as a senior executive and service on the Boards of Directors of other life sciences companies qualifies him to serve on the Board of Directors.
Steven Hyman, M.D.   Dr. Hyman has been a member of the Board of Directors since September 2015. He has served as founding director of the Program in Brain Health at the Broad Institute of Harvard and MIT and as a Core Faculty Member of the Broad Institute since March 2012. Dr. Hyman has served as a Harvard University Distinguished Service Professor of Stem Cell and Regenerative Biology since July 2011. He has served as a member of the board of directors of publicly-traded biotechnology company Cyclerion Therapeutics, Inc. since July 2022. From December 2001 to June 2011, he served as Provost of Harvard University, the University’s chief academic officer. From 1996 to 2001, he served as Director of the U.S. National Institute of Mental Health, where he emphasized investment in neuroscience and emerging genetic technologies. He was elected to the Institute of Medicine in 2000, renamed the National Academy of Medicine, where he completed his second term on the Governing Council from 2012 to 2018, and has chaired the Forum on Neuroscience and Nervous Systems Disorders, which brings together government, industry, patient groups, and academia (2012 to 2018). He also served on the governing board of the National Research Council, the operating arm of the U.S. National Academies, from 2016 to 2018. He is a fellow of the American Academy of Arts and Sciences, a fellow of the American Association for the Advancement of Science, former president of the Society for Neuroscience, former president of the American College of Neuropsychopharmacology, and a Distinguished Life Fellow of the American Psychiatric Association. Dr. Hyman has served as Board Chair of the Charles A. Dana Foundation (NY) since April 2018. Dr. Hyman received a B.A. from Yale College, an M.A. from the University of Cambridge, which he attended as a Mellon fellow, and an M.D. from Harvard Medical School. We believe that Dr. Hyman’s extensive knowledge of neuroscience combined with his leadership skills qualifies him to serve as a member of the Board of Directors.
Alfred Sandrock, M.D., Ph.D.   Dr. Sandrock has been a member of the Board of Directors since February 2022 and has served as our President and Chief Executive Officer since March 2022. From February 1998 to December 2021, Dr. Sandrock served in positions of increasing responsibility at Biogen Inc., culminating in his service as Executive Vice President, Research and Development from October 2019 to December 2021. Dr. Sandrock also served in various Chief Medical Officer roles from 2012 to 2020, including as Executive Vice President, Chief Medical Officer for Biogen from October 2015 to January 2020, and served on Biogen’s Executive Committee from June 2013 to December 2021. Dr. Sandrock held other senior executive positions at Biogen during his tenure, including Group Senior Vice President and Chief Medical Officer, Chief Medical Officer and Senior Vice President of Development Sciences, Senior Vice President of Neurology Research and Development, and Vice President of Clinical Development, Neurology. Dr. Sandrock has served on the boards of directors of privately-held biotechnology companies Transition Bio, Inc. since February 2022, Neurimmune, Inc. since February 2022, and Neutargeton Therapeutics since February 2025. Dr. Sandrock served on the boards of directors of publicly-traded biotechnology company Neurocrine Biosciences, Inc. (“Neurocrine”) from September 2015 to May 2020 and privately-held biotechnology companies Praxis Precision Medicines, Inc. from May 2017 to February 2020, Disarm Therapeutics, Inc. from April 2017 to October 2020, Atalanta Therapeutics, Inc. from March 2022 to September 2024, and Verge Genomics Inc. from February 2022 to March 2026. Dr. Sandrock earned a B.A. in human biology from Stanford University, an M.D. from Harvard Medical School, and a Ph.D. in neurobiology from Harvard University. We believe Dr. Sandrock’s experience as a senior executive and service on the boards of directors of other life sciences companies qualifies him to serve on the Board of Directors.
The Board of Directors unanimously recommends that stockholders vote FOR the election of the Class II director nominees listed above.

Continuing Directors
Class III Directors Continuing in Office Until the 2027 Annual Meeting of Stockholders
Name	Positions and Offices Held with Voyager	Director Since	Age
Michael Higgins	Director	2015	63
Jude Onyia, Ph.D.	Director	2023	62
Nancy Vitale	Director	2020	55
Michael Higgins.   Mr. Higgins was appointed Chairman of the Board in June 2019. He has been a member of the Board of Directors since July 2015 and also served as our Interim President and Chief Executive Officer from June 2021 to March 2022. Mr. Higgins has served as chairman of the board of directors of Pulmatrix, Inc., a publicly-traded biopharmaceutical company, since April 2020, and Nocion Therapeutics, Inc., a privately-held biopharmaceutical company, since September 2020. Mr. Higgins has also served as a member of the board of directors of Cyclerion Therapeutics, Inc., a publicly-traded biopharmaceutical company, since November 2023; Camp4 Therapeutics Corporation, a publicly-traded biopharmaceutical company, since October 2017; Kindex Pharmaceuticals from 2015 to 2021; and Sea Pharmaceuticals, LLC, a privately-held pharmaceutical company, since October 2016. Mr. Higgins previously served as a member of the board of directors of Genocea Biosciences Inc., a publicly-traded immuno-oncology company, from February 2015 to May 2022. Mr. Higgins is a serial entrepreneur who has helped launch and build numerous companies during his career. He served as Entrepreneur-in-Residence and Advisor at Polaris Partners, an investment company, from 2015 to 2021. From 2003 to 2014 he served as Senior Vice President, Chief Operating Officer at Ironwood Pharmaceuticals Inc, a biopharmaceutical company. Prior to 2003, Mr. Higgins held a variety of senior business positions at Genzyme Corporation, including Vice President of Corporate Finance and Vice President of Business Development. Mr. Higgins earned a B.S. from Cornell University and an M.B.A. from the Amos Tuck School of Business at Dartmouth College. We believe that Mr. Higgins’ financial and business expertise, including his diversified background as an executive officer in public pharmaceutical companies and service on the boards of directors of other life sciences companies, qualifies him to serve as a member of the Board of Directors.
Jude Onyia, Ph.D.   Dr. Onyia has been a member of the Board of Directors since February 2023. Dr. Onyia has served as the Chief Scientific Officer of Neurocrine since November 2021 and leads the drug discovery and non-clinical development teams. Dr. Onyia previously served as the Chief Scientific Officer of Capsida Biotherapeutics, Inc., a gene therapy platform company, from June 2021 to November 2021. From January 1995 to June 2021, Dr. Onyia served in various roles of increasing responsibility with Eli Lilly and Company, a pharmaceutical company, including as Vice President of Biotechnology Discovery Research from September 2014 to June 2021. Dr. Onyia holds a B.S. in forest biology from the State University of New York (SUNY) College of Environmental Science and Forestry, and a Ph.D. in cell and molecular biology from the SUNY Health Science Center at Syracuse. We believe Dr. Onyia’s more than 25 years of experience in leading research and development in large and small biopharmaceutical and biotechnology companies qualifies him to serve on the Board of Directors.
Nancy Vitale.   Ms. Vitale has been a member of the Board of Directors since September 2020. Ms. Vitale has served as Chief People Officer at Omada Health, Inc., since January 2022. She has also served as a Co-Founder at Partners for Wellbeing, LLC, a boutique human resources consulting firm, since July 2019, and served as Managing Partner from July 2019 January 2022. Previously, Ms. Vitale served in various human resources leadership roles at biotechnology company Genentech, Inc., a member of the Roche Group, from September 2006 to July 2019, including Chief Human Resources Officer and Senior Vice President. Prior to her time at Genentech, Ms. Vitale served as Head of Human Resources, Gillette North America Commercial Operations at Procter & Gamble, a consumer goods company, from April 2004 to August 2006 and as Vice President of Human Resources at Cigna Corporation, a health service company, from April 2001 to April 2004. Ms. Vitale served on the Board of Directors for the Make-A-Wish Foundation from January 2017 to July 2021. Ms. Vitale received a B.B.A. from the University of Michigan and an M.B.A. from the Goizueta Business School at Emory University. We believe Ms. Vitale’s business and human resources expertise, including her experience as a human resources executive in the biotechnology industry, qualifies her to serve as a member of the Board of Directors.

Class I Directors Continuing in Office Until the 2029 Annual Meeting of Stockholders
Name	Positions and Offices Held with Voyager	Director Since	Age
Grace E. Colón, Ph.D.	Director	2023	59
Catherine J. Mackey, Ph.D.	Director	2022	70
Glenn Pierce, M.D., Ph.D.	Director	2017	70
George Scangos, Ph.D.	Director	2023	78
Grace E. Colón, Ph.D.   Dr. Colón has been a member of the Board of Directors since January 2023. She has been CEO, President and member of the board of directors of privately-held OmniPulse Biosciences since January 2026. She has also served as Chair of the boards of directors of privately-held biotechnology company Aronora, Inc., since August 2025, privately-held biotechnology company Bloom Science, Inc. since May 2023, and privately-held consumer health platform company Emm Technology Ltd. since March 2023, and a member of the board of directors and cofounder of privately-held biotechnology company Inaya Therapeutics, Inc. since July 2023. From March 2013 to September 2022, Dr. Colón served as President, Chief Executive Officer and Director of InCarda Therapeutics, Inc., a privately-held biopharmaceutical company, where she oversaw advancement of the lead cardiovascular program from pre-clinical stage to Phase 3. She previously served as the Executive Chair and a member of the board of directors of ProterixBio, Inc. (formerly Bioscale, Inc.), a privately-held diagnostics company, from November 2016 to December 2023, and President and Chief Executive Officer of ProterixBio from February 2015 to October 2016. Dr. Colón also served in various capacities with New Science Ventures, a venture capital firm, including as Partner from January 2014 to June 2016 and Senior Advisor from July 2016 through June 2019. Prior to her time at New Science Ventures, her experiences include roles such as Senior Vice President and the founding President of the Industrial Products Division at Precigen, Inc. (formerly Intrexon Corporation), a publicly-traded biopharmaceutical company, from October 2010 to May 2012; in various capacities of increasing responsibility at Gilead Sciences, Inc., a publicly-traded biopharmaceutical company, from February 2005 to August 2010, most recently as head of Global Clinical Operations; and as Vice President of Corporate Planning at Affymetrix, Inc., a publicly-traded genomics company (acquired by Thermo Fisher Scientific, Inc.), from August 2000 to January 2005. Previously, Dr. Colón served as a member of the boards of directors of CareDx, Inc., a publicly-traded molecular diagnostics company, from July 2019 to June 2024; Cocoon Biotech, Inc., a privately-held biotechnology company, from October 2016 to March 2020; InterLink AI (formerly PerceptiMed, Inc.), a privately-held healthcare technology company, from January 2015 to June 2019; and Paradigm Diagnostics, Inc., a privately-held molecular diagnostics company (acquired by Exact Sciences Corp.), from February 2017 to June 2019. Dr. Colón has served as a term member of the Massachusetts Institute of Technology Corporation (MIT Board of Trustees) since July 2021, and a member of the board of directors of the Biotechnology Innovation Organization (BIO) since June 2021. On the BIO board of directors, she also served as Vice Chair of the Emerging Companies Section and a member of the Executive Committee from June 2023 through June 2025. In March 2024, Dr. Colón was elected as a Fellow of the American Institute for Medical and Biological Engineering (AIMBE). Dr. Colón received her Ph.D. in chemical engineering from the Massachusetts Institute of Technology, where she was a National Science Foundation Fellow, and earned a B.S. in chemical engineering from the University of Pennsylvania, where she was a Benjamin Franklin Scholar. We believe Dr. Colón’s more than 25 years of experience in leading biopharma, genomics, healthcare and industrial biotechnology companies, serving as a venture capital partner, and service on the boards of directors of other life sciences companies qualifies her to serve on the Board of Directors.
Catherine J. Mackey, Ph.D.   Dr. Mackey has been a member of the Board of Directors since August 2022. Dr. Mackey has served on the board of directors of publicly-traded biotechnology company IDEAYA Biosciences, Inc. since April 2022. She previously served as the Chair of the board of directors of Cour Pharmaceuticals Development Co., Inc., a privately-held, clinical-stage company focused on immunomodulation, from May 2014 to December 2022. She also previously served as a member of the board of directors of publicly-traded biotechnology company Avid Bioservices, Inc. from July 2019 to February 2025, when Avid was acquired by GHO Capital Partners LLP and Ampersand Capital Partners; publicly traded biotechnology company Trillium Therapeutics Inc. from June 2021 to November 2021, when Trillium was acquired by Pfizer Inc.; publicly-traded biopharmaceutical company Poseida Therapeutics, Inc. from January 2019 to June 2021; and publicly-traded biopharmaceutical company GW Pharmaceuticals plc from December 2017 to May 2021, when GW Pharmaceuticals was acquired by Jazz Pharmaceuticals. Dr. Mackey previously served as Senior Vice President, Pfizer Global Research and Development, and

Director, La Jolla Laboratories, of Pfizer, Inc. from 2001 to 2010. Dr. Mackey earned her B.S. and Ph.D. in microbiology from Cornell University. We believe Dr. Mackey’s more than 30 years of experience in leading biotechnology research, development, and operations in large life sciences companies and service on the boards of directors of other life sciences companies qualifies her to serve on the Board of Directors.
Glenn Pierce, M.D., Ph.D.   Dr. Pierce has been a member of the Board of Directors since January 2017 and also served as our Interim Chief Scientific Officer from June 2021 to June 2022 and a consultant from June 2022 to June 2023. Dr. Pierce served as consultant at Ambys Medicines, a biotechnology company, from August 2020 to March 2022, and previously served as Chief Medical Officer of Ambys from August 2018 to August 2020. Since August 2014, Dr. Pierce has served as a consultant to several biotechnology companies. He has served as an Entrepreneur-in-Residence at Third Rock Ventures, LLC, a life sciences venture capital firm focused on the formation, development and strategy of new companies, since January 2016. He retired from Biogen Idec, Inc., a biotechnology company, in May 2014, where he had worked since March 2009 and most recently served as Senior Vice President leading the Hematology, Cell and Gene Therapies division. Prior to Biogen, he served in a variety of biotechnology and biopharmaceutical companies, including Bayer AG, Inspiration Pharma Ltd., Avigen, Inc., Selective Genetics, Inc., and Amgen, Inc. in the areas of tissue regeneration and hematology research, development, or both. Dr. Pierce is the co-author of more than 170 scientific papers and an inventor on more than 15 patents, and he has contributed to the development of a number of novel marketed proteins. He served on the Medical and Scientific Advisory Council, the board of directors and was President of the board of directors of the National Hemophilia Foundation during a span of two decades. Dr. Pierce also served on the Blood Products Advisory Committee at the U.S. Food and Drug Administration and the Committee on Blood Safety and Availability at the U.S. Department of Health and Human Services. He has served on the board of directors of the World Federation of Hemophilia since 2015 and as the organization’s Vice President, Medical since 2018. Dr. Pierce also served on the board of directors of publicly-traded biopharmaceutical company Global Blood Therapeutics, Inc. (acquired by Pfizer, Inc.) from February 2016 to October 2022. Dr. Pierce received a B.A. in Biology, an M.D., and a Ph.D. in immunology, all from Case Western Reserve University in Cleveland, and completed his postgraduate training in pathology and hematology research at Washington University in St. Louis. We believe Dr. Pierce’s more than 35 years of experience in leading biotechnology research and development in small and large, public and private biotechnology and biopharmaceutical companies qualifies him to serve on the Board of Directors.
George Scangos, Ph.D.   Dr. Scangos has been a member of the Board of Directors since May 2023. Dr. Scangos served as President and Chief Executive Officer of Vir Biotechnology, Inc. from January 2017 until April 2023. He was a member of the board of directors of Vir Biotechnology, Inc., from January 2017 until May 2024. From July 2010 to December 2016, Dr. Scangos served as Chief Executive Officer and as a member of the board of directors of Biogen Inc., a biotechnology company. While at Biogen, Dr. Scangos was named a “Business Person of the Year” by Fortune Magazine and one of “The Best Performing CEOs in the World” by Harvard Business Review for each of the years 2014, 2015, and 2016. Dr. Scangos previously served as President and Chief Executive Officer of Exelixis, Inc., a drug discovery and development company, from October 1996 to July 2010 and as a member of its board of directors from October 1996 to May 2020. From 1987 to 1996, Dr. Scangos served in positions of increasing responsibility at Bayer Corporation, a pharmaceutical company, culminating with his service as President of Biotechnology from 1993 to 1996. Before joining Bayer, Dr. Scangos was a Professor of Biology at Johns Hopkins University. Dr. Scangos also currently serves on the boards of directors of Agilent Technologies, Inc., a publicly traded life sciences, diagnostics and applied chemical analysis company, where he has been a director since 2014; Octave Bioscience, Inc., a privately-held company developing precision medicine approaches for neurodegenerative diseases, where he has been a director since 2017; and Rezo Therapeutics, Inc., a privately-held biotechnology company elucidating the networks involved in a variety of diseases, where he has been a director since 2021. Dr. Scangos served as Chair of Pharmaceutical Research and Manufacturers of America in 2016, and as the Chair of the California Healthcare Institute in 2010. He was a member of the board of directors of the Global Alliance for TB Drug Development from 2006 until 2010. Dr. Scangos currently serves on the board of directors of the Bay Area chapter of Life Science Cares, an organization devoted to using the resources of the biotechnology industry to help individuals from disadvantaged backgrounds. Dr. Scangos received his B.A. in Biology from Cornell University and a Ph.D. in Microbiology from the University of Massachusetts. We believe Dr. Scangos’ experience as a senior executive and service on the boards of directors of other life sciences companies qualifies him to serve on the Board of Directors.

CORPORATE GOVERNANCE
General
We believe that good corporate governance is important to ensure that Voyager is managed for the long-term benefit of our stockholders. This section describes key corporate governance practices that we have adopted. We have adopted a Code of Business Conduct and Ethics, which applies to all of our officers, directors and employees, and corporate governance guidelines. We have posted copies of our Code of Business Conduct and Ethics and corporate governance guidelines on the “Corporate Governance” page of the “Investors” section of our website, www.voyagertherapeutics.com, which you can access free of charge. Information contained on the website is not incorporated by reference in, or considered part of, this proxy statement. We will also provide copies of these documents, as well as our other corporate governance documents, free of charge, to any stockholder upon written request to Voyager Therapeutics, Inc., 75 Hayden Avenue, Lexington, Massachusetts 02421, Attention: Secretary. We intend to disclose on our website any amendments to, or waivers from, our Code of Business Conduct and Ethics that are required to be disclosed by law or the listing rules of the Nasdaq Stock Market LLC (“Nasdaq”).
Director Independence
Applicable Nasdaq listing rules require a majority of a listed company’s board of directors to be comprised of independent directors within one year of listing. In addition, Nasdaq listing rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent, that audit committee members also satisfy independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and that compensation committee members also satisfy heightened independence requirements contained in the Nasdaq listing rules and Rule 10C-1 under the Exchange Act.
Under Nasdaq listing rules, a director will only qualify as an “independent director” if, in the opinion of our Board of Directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.
In order to be considered independent for purposes of Exchange Act Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors or any other board committee and subject to specified exceptions, accept, directly or indirectly, any consulting, advisory or other compensatory fee from the listed company or any of its subsidiaries or otherwise be an affiliated person of the listed company or any of its subsidiaries.
In addition, in affirmatively determining the independence of any director who will serve on a company’s compensation committee, Rule 10C-1 under the Exchange Act requires that a company’s board of directors consider all factors specifically relevant to determining whether a director has a relationship to such company that is material to that director’s ability to be independent from management in connection with the duties of a compensation committee member, including, but not limited to: (i) the source of compensation of the director, including any consulting, advisory or other compensatory fee paid by such company to the director; and (ii) whether the director is affiliated with the company or any of its subsidiaries or affiliates.
Our Board of Directors has reviewed the composition of the Board of Directors and its committees, and the independence of each director. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our Board of Directors has determined that all current members of the Board of Directors, except Dr. Sandrock and Dr. Onyia, are “independent”, as defined in accordance with the Nasdaq listing rules. The Board of Directors has also determined that the members of our audit committee and compensation committee satisfy the independence standards for such committees established by the SEC and the Nasdaq listing rules, as applicable. In making such determinations, the Board of Directors considered the relationships that each such non-employee director has with us and all other facts and circumstances that the Board of Directors deemed relevant in determining his or her independence, including the beneficial ownership of our capital stock by each non-employee director. In considering the independence of the directors listed above, the Board of Directors considered the association of our directors with the holders of more than 5% of our common stock. There are no family relationships among any of our directors or executive officers.

Board Leadership Structure
The positions of our Chairman of the Board of Directors (the “Chairman of the Board”) and Chief Executive Officer are presently separated. Separating these positions allows our Chief Executive Officer to focus on our day-to-day business, while allowing the Chairman of the Board to lead the Board of Directors in its fundamental role of providing advice to and independent oversight of management. The Board of Directors recognizes the time, effort and energy that the Chief Executive Officer must devote to his position in the current business environment, as well as the commitment required to serve as the Chairman of the Board, particularly as the Board of Directors’ oversight responsibilities continue to grow. The Board of Directors also believes that this structure ensures a greater role for the non-management directors in the oversight of our Company and active participation of the independent directors in setting agendas and establishing priorities and procedures for the work of the Board of Directors. The Board of Directors believes its administration of its risk oversight function has not affected its leadership structure. Although our Bylaws do not require our Chairman of the Board and Chief Executive Officer positions to be separate, the Board of Directors believes that having separate positions is the appropriate leadership structure for us at this time.
Risk Oversight
The Board of Directors oversees the management of risks inherent in the operation of our business and the implementation of our business strategies. The Board of Directors performs this oversight role by using several different levels of review. In connection with its reviews of the operations and corporate functions of our Company, the Board of Directors addresses the primary risks associated with those operations and corporate functions. In addition, the Board of Directors reviews the risks associated with our Company’s business strategies periodically throughout the year as part of its consideration of undertaking any such business strategies. As described further below, each of the committees of our Board of Directors contributes to the management of any risks relevant to the committee’s areas of responsibility and reports to the Board of Directors regarding these activities.
Board of Directors Meetings
The Board of Directors held six meetings in 2025. The directors regularly hold executive sessions at meetings of the Board of Directors. During 2025, each of the directors then in office and for the period during which he or she was in office, attended at least 75% of the aggregate of all meetings of the Board of Directors and all meetings of the committees of the Board of Directors on which such director then served. Continuing directors and nominees for election as directors each year are required to attend the annual meeting of stockholders, barring significant commitments or special circumstances. Each of our current directors that was serving as of the 2025 Annual Meeting of Stockholders (the “2025 Annual Meeting”), attended such meeting.
Committees of the Board of Directors
During 2025, the Board of Directors had four committees: Audit Committee, Compensation Committee, Science and Technology Committee, and Nominating and Corporate Governance Committee.
The Board of Directors may establish other committees from time to time.
Audit Committee.
Since July 1, 2025, our Audit Committee has been comprised of Grace Colón, Ph.D., Michael Higgins, and Catherine J. Mackey, Ph.D., with Mr. Higgins serving as Chair. From April 2025 to July 2025, our Audit Committee was comprised of Grace Colón, Ph.D., James A. Geraghty, Catherine J. Mackey, Ph.D., Steven Hyman, M.D. and Michael Higgins, with Mr. Higgins serving as Chair. From September 2024 to April 2025, our Audit Committee was comprised of Grace Colón, Ph.D., James A. Geraghty, Steven Hyman, M.D., and Catherine J. Mackey, Ph.D., with Mr. Geraghty serving as Chair. The Board of Directors has determined that each member of the Audit Committee throughout fiscal 2025 was independent for Audit Committee purposes as that term is defined in the rules of the SEC and the applicable Nasdaq rules, including the enhanced independence criteria set forth in Rule 10A-3 promulgated under the Exchange Act, and each member had sufficient knowledge in financial and auditing matters to serve on the Audit Committee. The Board of Directors has designated Mr. Higgins as an “Audit Committee financial expert,” as defined under the applicable rules of the SEC.
The Audit Committee’s responsibilities include:
•
appointing, approving the compensation of, reviewing the performance of, and assessing the independence of our independent registered public accounting firm;

•
pre-approving audit and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm;

•
reviewing the overall audit plan with the independent registered public accounting firm and members of management responsible for preparing our financial statements;

•
reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures as well as critical accounting policies and practices used by us;

•
reviewing the adequacy of our internal control over financial reporting;

•
establishing policies and procedures for the receipt, retention, and treatment of accounting-related complaints and concerns;

•
recommending, based upon its review and discussions with management and the independent registered public accounting firm, whether our audited financial statements shall be included in our annual report on Form 10-K;

•
preparing the Audit Committee report required by the rules of the SEC to be included in our annual proxy statement;

•
reviewing all related party transactions for potential conflict of interest situations and approving all such transactions;

•
annually reviewing and reassessing the adequacy of the committee charter in its compliance with the listing requirements of the Nasdaq;

•
reviewing policies related to risk assessment and risk management, including cybersecurity related risks along with financial risk; and

•
establishing, maintaining and overseeing our Code of Business Conduct and Ethics.

All audit services and all non-audit services, other than de minimis non-audit services, to be provided to us by our independent registered public accounting firm must be approved in advance by our Audit Committee.
The Audit Committee held four meetings during 2025. The Audit Committee operates under a written charter that satisfies the applicable requirements of the SEC and the Nasdaq. The Audit Committee reviews its charter annually. A copy of the current Audit Committee charter is available on our website at https://ir.voyagertherapeutics.com/corporate-governance/highlights.
The Audit Committee oversees the operation of our risk management program, including the identification of the significant risks associated with our business (including financial and information technology risks) and periodic updates to such risks, and reports to the Board of Directors regarding these activities. In performing this function, the Audit Committee has full access to management, as well as the ability to engage advisors. Our Chief Financial Officer reports to the Audit Committee and is responsible for identifying, evaluating and implementing risk management controls and methodologies to address any identified risks. In connection with its risk management role, our Audit Committee meets privately with representatives from our independent registered public accounting firm, and with our Chief Executive Officer and Chief Financial Officer.
Compensation Committee.
Since July 1, 2025, our Compensation Committee has been comprised of Grace Colón, Ph.D., Glenn Pierce, M.D., Ph.D., and Nancy Vitale, with Ms. Vitale serving as Chair. From January 2023 to July 1, 2025, our Compensation Committee was comprised of Grace Colón, Ph.D., Michael Higgins, Glenn Pierce, M.D., Ph.D., and Nancy Vitale, with Ms. Vitale serving as chair. The Board of Directors has determined that each member of the Compensation Committee throughout fiscal 2025 was “independent” as defined in the rules of the SEC and the applicable Nasdaq rules, including the enhanced independence criteria set forth in Rule 10C-1 promulgated under the Exchange Act.
The Compensation Committee’s responsibilities include:
•
annually reviewing and recommending for approval by the independent directors of the Board individual and corporate goals and objectives relevant to the compensation of our executive officers;

•
evaluating the performance of our executive officers in light of such individual and corporate goals and objectives and determining the compensation of our executive officers;

•
appointing, compensating and overseeing the work of any compensation consultant, legal counsel or other advisor retained by the Compensation Committee;

•
conducting the independence assessment outlined in the rules of the Nasdaq with respect to any compensation consultant, legal counsel or other advisor retained by the Compensation Committee;

•
annually reviewing and reassessing the adequacy of the committee charter in its compliance with the listing requirements of the Nasdaq;

•
overseeing and administering our compensation and similar plans;

•
reviewing and approving our policies and procedures for the grant of incentive-based compensation plans and equity-based awards;

•
reviewing and making recommendations to the Board of Directors with respect to director compensation;

•
reviewing and approving equity award grants, and making recommendations to the Board of Directors with respect to equity award grants made to our directors and chief executive officer;

•
periodically performing a performance evaluation of the committee and reporting to the Board of Directors on the results of such evaluation;

•
reviewing and discussing with management the compensation discussion and analysis, if any, to be included in our annual proxy statement;

•
preparing the committee report to be included in our annual proxy statement or annual report on Form 10-K;

•
reviewing and discussing with the Board of Directors corporate succession plans for senior management positions other than the Chief Executive Officer; and

•
approving or recommending to the Board of Directors the implementation or revision of any of our compensation or “clawback” policies and overseeing the administration of such policies.

The Compensation Committee held seven meetings during 2025. The Compensation Committee operates under a written charter adopted by the Board of Directors and reviews its charter annually. A copy of the current Compensation Committee charter is available on our website at https://ir.voyagertherapeutics.com/corporate-governance/highlights.
Nominating and Corporate Governance Committee.
Since July 1, 2025, our Nominating and Corporate Governance Committee has been comprised of James A. Geraghty, Michael Higgins and George Scangos, Ph.D., with Dr. Scangos serving as Chair. From July 2024 to July 2025, our Nominating and Corporate Governance Committee was comprised of James A. Geraghty, Michael Higgins, George Scangos, Ph.D., and Nancy Vitale, with Mr. Geraghty serving as Chair. The Board of Directors has determined that each member of the Nominating and Corporate Governance Committee throughout fiscal 2025 was “independent” as defined under the applicable listing rules of the Nasdaq.

The Nominating and Corporate Governance Committee’s responsibilities include:
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developing and recommending to the Board of Directors criteria for Board and committee membership;

•
establishing procedures for identifying and evaluating Board of Directors candidates, including nominees recommended by stockholders;

•
identifying individuals qualified to become members of the Board of Directors;

•
recommending to the Board of Directors the persons to be nominated for election as directors and to each of the Board’s committees;

•
developing and recommending to the Board of Directors a set of corporate governance principles;

•
periodically performing a performance evaluation of the committee and reporting to the Board of Directors on the results of such evaluation;

•
reviewing and discussing with the Board of Directors corporate succession plans for the Chief Executive Officer; and

•
annually reviewing and reassessing the adequacy of the committee charter in its compliance with the listing requirements of the Nasdaq.

The Nominating and Corporate Governance Committee held four meetings during 2025. The Nominating and Corporate Governance Committee operates pursuant to a written charter adopted by the Board of Directors and reviews its charter annually. A copy of the current Nominating and Corporate Governance Committee charter is available on our website at https://ir.voyagertherapeutics.com/corporate-governance/highlights.
The Nominating and Corporate Governance Committee considers candidates for membership on the Board of Directors suggested by its members and the Chief Executive Officer. Additionally, in selecting nominees for directors, the Nominating and Corporate Governance Committee will review candidates recommended by stockholders in the same manner and using the same general criteria as candidates recruited by the committee and/or recommended by the Board of Directors. Any stockholder who wishes to recommend a candidate for consideration by the committee as a nominee for director should follow the procedures described later in this proxy statement under the heading “Stockholder Recommendations.” The Nominating and Corporate Governance Committee will also consider whether to nominate any person proposed by a stockholder in accordance with the provisions of our Bylaws relating to stockholder nominations as described earlier in this proxy statement under the heading “Procedure for Submitting Stockholder Proposals and Nominations.”
Science and Technology Committee.
Since July 1, 2025, our Science and Technology Committee has been comprised of Steven Hyman, M.D., Catherine J. Mackey, Ph.D., Jude Onyia, Ph.D., and Glenn Pierce, M.D., Ph.D., with Dr. Hyman serving as Chair. From May 2023 to July 2025, our Science and Technology Committee was comprised of Steven Hyman, M.D., Catherine J. Mackey, Ph.D., Jude Onyia, Ph.D., Glenn Pierce, M.D., Ph.D., Alfred Sandrock, M.D., Ph.D., and George Scangos, Ph.D., with Dr. Hyman serving as Chair.
The Science and Technology Committee’s responsibilities include:
•
reviewing, evaluating, and advising the Board of Directors and management regarding the long-term strategic goals and objectives and the quality and direction of our research and development programs;

•
monitoring and evaluating trends in research and development, and recommending to the Board of Directors and management emerging technologies for building our technological strength;

•
recommending approaches to acquiring and maintaining technology positions (including but not limited to contracts, grants, collaborative efforts, alliances, and capital);

•
advising the Board of Directors and management on the scientific aspects of business development transactions;

•
regularly reviewing our research and development pipeline;

•
assisting the Board of Directors with its oversight responsibility for enterprise risk management in areas affecting our research and development; and

•
reviewing such other topics as delegated to the Science and Technology Committee from time to time by the Board of Directors.

The Science and Technology Committee held four meetings during 2025. The Science and Technology Committee operates pursuant to a written charter adopted by the Board of Directors, which is available on our website at https://ir.voyagertherapeutics.com/corporate-governance/highlights.
Code of Business Conduct and Ethics
We have adopted a Code of Business Conduct and Ethics that applies to all of our employees, officers and directors, including those officers responsible for financial reporting. The current version of the Code of Business Conduct and Ethics is available on our website at https://ir.voyagertherapeutics.com/corporate-governance/highlights. A copy of the Code of Business Conduct and Ethics may also be obtained, free of charge, upon a request directed to: Voyager Therapeutics, Inc., 75 Hayden Avenue, Lexington, Massachusetts, 02421 Attention: Secretary. We intend to disclose any amendment of a provision of the Code of Business Conduct and Ethics that applies to our principal executive officer, principal financial officer, principal accounting officer, controller, or persons performing similar functions, or any waiver of our Code of Business Conduct and Ethics for such persons or any other of our officers, by posting such information on our website and/or in our public filings with the SEC.
Clawback Policy
We have adopted a compensation recovery or “clawback” policy, effective as of October 2, 2023, in accordance with Nasdaq Listing Rule 5608, which provides that, in the event we are required to prepare an accounting restatement due to our material non-compliance with any financial reporting requirement under the U.S. federal securities laws as required by the Dodd-Frank Act and corresponding Nasdaq listing rules, we will attempt to recover, reasonably promptly, any incentive-based compensation received by any current or former executive officer, as defined in Rule 16a-1(f) under the Exchange Act, during the three completed fiscal years immediately preceding the date on which we are required to prepare the restatement that is in excess of what otherwise would have been received by such executive officer had the amount of incentive-based compensation been determined based on the restated amounts. We have filed our current compensation recovery policy as Exhibit 97.1 to our 2025 Annual Report on Form 10-K.
Insider Trading Policy
We have adopted an Insider Trading Policy that governs the purchase, sale and/or other dispositions of our securities by directors, officers and employees of the Company that is reasonably designed to promote compliance with insider trading laws, rules and regulations, and the Nasdaq listing rules. Among other requirements, the Company’s Insider Trading Policy prohibits directors, officers, and employees from engaging in transactions involving the securities of Voyager Therapeutics, Inc. while such individuals are in possession of material, nonpublic information about the Company. The Insider Trading Policy also prohibits such individuals from disclosing material, nonpublic information about the Company to others who may misuse that information, such as by trading on the basis on that information or disclosing it to others. We filed our amended and restated Insider Trading Policy as Exhibit 19.1 to our 2025 Annual Report on Form 10-K.
Corporate Governance Guidelines
The Board of Directors has adopted corporate governance guidelines to assist and guide its members in the exercise of its responsibilities. These guidelines should be interpreted in accordance with any requirements imposed by applicable federal or state law or regulation, the Nasdaq and our Certificate of Incorporation and Bylaws. Our corporate governance guidelines are available in the corporate governance section of our website at https://ir.voyagertherapeutics.com/corporate-governance/highlights. Although these corporate governance guidelines have been approved by the Board of Directors, it is expected that these guidelines will evolve over time as customary practice and legal requirements change. Corporate governance guidelines that encompass legal, regulatory or stock exchange requirements as they currently exist will be deemed to be modified as and to the extent that such legal, regulatory or stock exchange requirements are modified. In addition, the corporate governance guidelines may also be amended by the Board of Directors at any time as it deems appropriate.
Director Nomination Process
The Board of Directors is responsible for identifying suitable candidates for nomination to the Board. The Board of Directors delegates the selection and nomination process to the Nominating and Corporate Governance Committee, with the expectation that other members of the Board of Directors, and of management, will be requested to take part in the process as appropriate.
Generally, the Nominating and Corporate Governance Committee identifies candidates for director nominees in consultation with management, through the use of search firms or other advisors, through the recommendations submitted by stockholders, or through such other methods as the Nominating and Corporate Governance Committee deems to be helpful to identify candidates. Once candidates have been identified, the Nominating and Corporate Governance Committee confirms that the candidates meet all of the minimum qualifications for director nominees established by the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee may gather information about the candidates through interviews, detailed questionnaires, comprehensive background checks or any other means that the Nominating and Corporate Governance Committee deems to be appropriate in the evaluation process. The Nominating and Corporate Governance Committee then meets as a group to discuss and evaluate the qualities and skills of each candidate, both on an individual basis and taking into account the overall composition and needs of the Board of Directors. Based on the results of the evaluation process, the Nominating and Corporate Governance Committee recommends candidates for the Board of Directors’ approval as director nominees for election to the Board of Directors.
Dr. Onyia has been appointed to the Board of Directors as Neurocrine’s designee, as more fully described under the caption “Corporate Governance — Director Nomination Process — Arrangements between Officers, Directors and Director Nominees”.
Minimum Qualifications.
The Nominating and Corporate Governance Committee will consider, among other things, the following qualifications, skills and attributes when recommending candidates for the Board of Directors’ selection as nominees for the Board of Directors and as candidates for appointment to the Board of Directors’ committees. The nominee shall have experience at a strategic or policymaking level in a business, government, non-profit or academic organization of high standing, be highly accomplished in his or her respective field with superior credentials and recognition, be well-regarded in the community and have a long-standing reputation for high ethical and moral standards, have sufficient time and availability to devote to the affairs of the Company, and, to the extent such candidate serves or has previously served on other boards, have a demonstrated history of actively contributing at board meetings.
In evaluating proposed director candidates, the Nominating and Corporate Governance Committee may consider, in addition to the minimum qualifications and other criteria for Board of Directors membership approved by the Board of Directors from time to time, all facts and circumstances that it deems appropriate or advisable, including, among other things, the skills of the proposed director candidate, his or her depth and breadth of professional experience or other background characteristics, his or her independence, and the needs of the Board of Directors.
Although we have no formal policy regarding board composition, we strive to assemble a Board of Directors with a broad range of skillsets, perspectives, and experiences, and we holistically consider such attributes when selecting nominees for director election and in evaluating the Board of Directors’ composition and performance. While we do not consider race, religion, national origin, sex, sexual orientation, disability or any other basis proscribed by law in selecting nominees, the Board of Directors strives to include individuals with different backgrounds in the pool of candidates from which nominees are selected. We believe that our approach to the selection of director candidates has resulted in a group of director nominees who are individuals of substantial accomplishment with demonstrated leadership capabilities.

Stockholder Recommendations
Stockholders may submit recommendations for director candidates to the Nominating and Corporate Governance Committee by sending the individual’s name and qualifications to our Secretary at Voyager Therapeutics, Inc., 75 Hayden Avenue, Lexington, Massachusetts, 02421, Attention: Secretary, who will forward all recommendations to the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee will evaluate any candidates recommended by stockholders against the same criteria and pursuant to the same policies and procedures applicable to the evaluation of candidates proposed by directors or management. The specific requirements for the information that is required to be provided for such recommendations to be considered are specified in our Bylaws and must be received by us no later than the date referenced above in “Voting — Procedure for Submitting Stockholder Proposals and Nominations.”
Stockholder Communications
The Board of Directors provides to every stockholder the ability to communicate with the Board of Directors as a whole, and with individual directors on the Board of Directors through an established process for stockholder communication. For a stockholder communication directed to the Board of Directors as a whole, stockholders may send such communication to the attention of the Chairman of the Board via U.S. Mail or Expedited Delivery Service to: Voyager Therapeutics, Inc., 75 Hayden Avenue, Lexington, Massachusetts, 02421, Attn: Chairman of the Board.
For a stockholder communication directed to an individual director in his or her capacity as a member of the Board of Directors, stockholders may send such communication to the attention of the individual director via U.S. Mail or Expedited Delivery Service to: Voyager Therapeutics, Inc., 75 Hayden Avenue, Lexington, Massachusetts, 02421.
We will forward by U.S. Mail any such stockholder communication to each director, and the Chairman of the Board in his or her capacity as a representative of the Board of Directors, to whom such stockholder communication is addressed to the address specified by each such director and the Chairman of the Board, unless there are safety or security concerns that mitigate against further transmission or the communications are unrelated to the duties and responsibilities of the Board of Directors.
Arrangements between Officers, Directors and Director Nominees
In connection with the 2023 Neurocrine Collaboration Agreement, we and Neurocrine amended and restated our existing investor agreement on January 8, 2023 (the “Amended and Restated Investor Agreement”), providing for standstill and lock-up restrictions and a voting agreement with respect to shares of the Company owned by Neurocrine, and the right for Neurocrine to nominate a director for election to the Board of Directors. Pursuant to the Amended and Restated Investor Agreement, the Board of Directors appointed Jude Onyia, Ph.D., Chief Scientific Officer of Neurocrine, to serve as a Class III director effective February 23, 2023. Under the Amended and Restated Investor Agreement, Neurocrine’s right to designate an individual to serve on the Board of Directors and our agreement to nominate such individual for election is subject to specified conditions and shall terminate upon the earliest of (a) Neurocrine holding less than 10% of our outstanding common stock; (b) a change of control of our company or Neurocrine; (c) a liquidation or dissolution of our Company; and (d) the date that is ten years from the closing date of the Stock Purchase Agreement by and between Neurocrine and us, dated as of January 8, 2023.
Other than as disclosed above, there is no arrangement or understanding between any of our executive officers, directors or director nominees and any other person, pursuant to which such person was selected to serve as an executive officer or director, as applicable.
Corporate Responsibility
Our environmental, social and governance (“ESG”), efforts are focused on the patients we serve, our employees, our communities, and maintaining good corporate governance.
•
Patients — During 2025 we supported several charitable organizations committed to disease education, patient advocacy, and research into various neurological diseases, including Alzheimer’s disease,

Friedreich’s ataxia, Huntington’s disease, and others. We also enable our employees to participate in various charity events, including walks, bike rides, and similar fundraisers, to support the patient communities we serve.
•
People — We are committed to the experiences that make us unique as well as the appreciation for the entire person. In 2025, we provided trainings in support of this objective. We are also committed to providing employees with a meaningful career journey, which we achieve by leveraging annual development goals and plans. Finally, we are committed to providing employees with a holistic benefits package that includes financial, physical, and psychosocial wellness programs.

•
Community — Our building in Lexington, Massachusetts, is Leadership in Energy and Environmental Design (LEED) Silver designated by the U.S. Green Building Council. This property also has electric vehicle charging stations, bicycle racks and recycling, and the Voyager offices offer water bottle refilling stations. Additionally, we enable our employees to participate in events to support the community such as adopt-a-family programs and opportunities through Life Science Cares.

•
Governance — We collaborate with our Board of Directors and the Nominating and Governance Committee on these initiatives. We maintain a Code of Conduct, whistleblower hotline, and various policies to ensure employees adhere to good governance practices. All of our employees and members of the Board of Directors are shareholders, to further ensure alignment of incentives.

DIRECTOR COMPENSATION
The following table sets forth a summary of the compensation we paid to our non-employee directors for service during 2025. Other than as set forth in the table and described more fully below, we did not pay any compensation to, reimburse any expense of, make any equity awards or non-equity awards to, or pay any other compensation to any of the other non-employee members of the Board of Directors in 2025. We reimburse non-employee directors for reasonable travel expenses. The compensation received by Dr. Sandrock, our President and Chief Executive Officer, is presented under the heading “Summary Compensation Table” and the stock option, restricted stock unit and performance-based restricted stock unit (“PRSU”) grants to Dr. Sandrock are presented in the “Outstanding Equity Awards at Fiscal Year-End Table — 2025”.
Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	All Other Compensation ($)	Total ($)
Grace E. Colón, Ph.D.(2)	54,000	53,760	—	107,760
James A. Geraghty(3)	53,500	53,760	—	107,260
Michael Higgins(4)	92,500	53,760	—	146,260
Steven Hyman, M.D.(5)	54,000	53,760	—	107,760
Catherine J. Mackey, Ph.D.(6)	53,000	53,760	—	106,760
Jude Onyia, Ph.D.(7)	45,000	53,760	—	98,760
Glenn Pierce, M.D., Ph.D.(8)	51,000	53,760	—	104,760
George Scangos, Ph.D.(9)	50,000	53,760	—	103,760
Nancy Vitale(10)	55,000	53,760	—	108,760

(1)
Amounts represent the aggregate grant date fair value of stock option awards granted to our directors in 2025 computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”). The assumptions used in the valuation of these awards are consistent with the valuation methodologies specified in the notes to our consolidated financial statements included in our 2025 Annual Report on Form 10-K. The amounts above reflect our aggregate accounting expense for these awards and do not necessarily correspond to the actual value that will be recognized by the directors upon the vesting of the awards or any sale of the underlying securities.

(2)
Fees earned or paid in cash include $40,000 for service as a non-employee director, $6,000 for service on the Compensation Committee, and $8,000 for service on the Audit Committee. Dr. Colón held options to purchase an aggregate of 114,000 shares of our common stock as of December 31, 2025.

(3)
Fees earned or paid in cash include $40,000 for service as a non-employee director, $6,000 for service as the Chair of the Audit Committee and $7,500 for service as the Chair of the Nominating and Corporate Governance Committee. The Audit Committee fees reflect proration based on service through June 30, 2025, and service as the Chair of the Audit Committee through March 31, 2025. The Nominating and Corporate Governance Committee fees reflect proration based on service as Chair through June 30, 2025, although Mr. Geraghty remained a member. Mr. Geraghty held options to purchase an aggregate of 182,000 shares of our common stock as of December 31, 2025.

(4)
Fees earned or paid in cash include $40,000 for service as a non-employee director, $32,500 for service as the Chair of the Board of Directors, $12,000 for service as the Chair of the Audit Committee, $3,000 for service on the Compensation Committee, and $5,000 for service on the Nominating and Corporate Governance Committee. The Audit Committee fees reflect proration based on service as a member and Chair beginning April 1, 2025. The Compensation Committee fees reflect proration based on service through June 30, 2025. Mr. Higgins held options to purchase an aggregate of 443,000 shares of our common stock as of December 31, 2025.

(5)
Fees earned or paid in cash include $40,000 for service as a non-employee director, $4,000 for service on the Audit Committee and $10,000 for service as the Chair of the Science and Technology Committee. The Audit Committee fees reflect proration based on service through June 30, 2025. Dr. Hyman held options to purchase an aggregate of 182,000 shares of our common stock as of December 31, 2025.

(6)
Fees earned or paid in cash include $40,000 for service as a non-employee director, $8,000 for service on the Audit Committee, and $5,000 for service on the Science and Technology Committee. Dr. Mackey held options to purchase an aggregate of 114,000 shares of our common stock as of December 31, 2025.

(7)
Fees earned or paid in cash include $40,000 for service as a non-employee director and $5,000 for service on the Science and Technology Committee. Dr. Onyia held options to purchase an aggregate of 114,000 shares of our common stock as of December 31, 2025.

(8)
Fees earned or paid in cash include $40,000 for service as a non-employee director, $6,000 for service on the Compensation Committee, and $5,000 for service on the Science and Technology Committee. Dr. Pierce held options to purchase an aggregate of 324,000 shares of our common stock as of December 31, 2025.

(9)
Fees earned or paid in cash include $40,000 for service as a non-employee director, $2,500 for service on the Science and Technology Committee, $7,500 for service as the Chair on the Nominating and Corporate Governance Committee. The Science and Technology Committee fees reflect proration based on a services through June 30, 2025. The Nominating and Corporate Governance Committee fees reflect proration based on a service as Chair beginning on July 1, 2025. Dr. Scangos held options to purchase an aggregate of 114,000 shares of our common stock as of December 31, 2025.

(10)
Fees earned or paid in cash include $40,000 for service as a non-employee director, $12,500 for service as the Chair of the Compensation Committee and $2,500 for service on the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee fees reflect proration based on a service through June 30, 2025. Ms. Vitale held options to purchase an aggregate of 137,000 shares of our common stock as of December 31, 2025.

Our non-employee director compensation policy is designed to provide a total compensation package that enables us to attract and retain, on a long-term basis, high caliber non-employee directors. Under the current policy, adopted in July 2018, and most recently amended in March 2026, all non-employee directors will be paid cash compensation as set forth in the tables below. None of the annual cash retainer amounts were amended during March 2026.
Annual Retainer
Board of Directors:
All non-employee members	$40,000
Additional retainer for Chair	$32,500
Audit Committee:
Chair	$16,000
Non-Chair members	$8,000
Compensation Committee:
Chair	$12,500
Non-Chair members	$6,000
Science and Technology Committee:
Chair	$10,000
Non-Chair members	$5,000
Nominating and Corporate Governance Committee:
Chair	$10,000
Non-Chair members	$5,000
From June 2024 to March 2026, under our non-employee director compensation policy then in effect, each person who was initially appointed or elected to the Board of Directors was eligible for an option grant to purchase up to 48,000 shares of our common stock under our stock option plan on the date he or she first became a non-employee director, which vested in equal monthly installments over a period of 36 months, subject to the non-employee director’s continued service as a member the Board of Directors. In addition, on the date of the Annual Meeting of stockholders, each continuing non-employee director who had served on the Board of Directors was eligible to receive an annual option grant to purchase up to 24,000 shares of our common stock, which option would vest in full upon the earlier of (i) the first anniversary of the date of grant or (ii) the next annual meeting of stockholders, in each case, subject to the non-employee director’s continued service as a member of the Board of Directors. All the foregoing options were granted at fair market value on the date of grant.
Since March 2026, under our non-employee director compensation policy, as amended, each person who is initially appointed or elected to the Board of Directors is eligible for an option grant to purchase up to 60,000 shares of our common stock under our stock option plan on the date he or she first becomes a non-employee director, which vests in equal monthly installments over 36 months, subject to the non-employee director’s continued service as a member the Board of Directors. In addition, on the date of the annual meeting of stockholders, each continuing non-employee director who has served on the Board of Directors is eligible to receive an annual option grant to purchase up to 30,000 shares of our common stock, which option will vest in full upon the earlier of (i) the first anniversary of the date of grant or (ii) the next annual meeting of stockholders, in each case, subject to the non-employee director’s continued service as a member of the Board of Directors. All the foregoing options will be granted at fair market value on the date of grant.

EXECUTIVE OFFICERS
The following table identifies our executive officers and sets forth their current position(s) at Voyager and their ages as of March 31, 2026.
Name	Age	Position
Alfred Sandrock, M.D., Ph.D.	68	Director, President and Chief Executive Officer
Nathan Jorgensen, Ph D.(1)	49	Chief Financial Officer; Principal Financial Officer and Principal Accounting Officer
Robin Swartz	55	Chief Business Officer and Chief Operating Officer
Gregory Shiferman	41	Senior Vice President, General Counsel & Secretary
Todd Carter, Ph.D.	56	Chief Scientific Officer

(1)
Dr. Jorgensen will resign as our Chief Financial Officer effective as of May 8, 2026.

You should refer to “Proposal 1: Election of Directors” above for information about our Director, President and Chief Executive Officer, Alfred Sandrock, M.D., Ph.D. Biographical information for our other executive officers, as of March 31, 2026, is set forth below.
Nathan Jorgensen, Ph.D.   Dr. Jorgensen has served as our Chief Financial Officer since July 2024. Prior to joining us, Dr. Jorgensen served as the Chief Financial Officer at Vor Biopharma Inc. from May 2020 to June 2024. Prior to Vor Biopharma Inc., he served as Healthcare Portfolio Senior Manager for the Qatar Investment Authority from August 2016 to April 2020. Previously, Dr. Jorgensen led therapeutic investments as a Senior Research Analyst at Calamos Investments LLC, and covered large and small-cap biotechnology sector at Stifel, Nicolaus & Company as an Associate Analyst. He currently serves on the Board of Directors of Momentum Therapeutics. Dr. Jorgensen earned an M.B.A. from Cornell Johnson Graduate School of Management, and a Ph.D. in Neuroscience from the University of Minnesota.
Robin Swartz.   Ms. Swartz has served as our Chief Operating Officer and Business Officer since November 2024, and previously served as our Chief Operating Officer from February 2022 to November 2024, our Principal Financial Officer and Principal Accounting Officer from April 2024 to July 2024, our Senior Vice President, Business Operations from September 2021 to February 2022 and our Senior Vice President, Portfolio Management and Patient Engagement from January 2021 to August 2021. Prior to joining us, Ms. Swartz served in positions of increasing responsibility beginning in 1995 at Genzyme Corporation and Sanofi Genzyme, culminating in her service at Sanofi Genzyme as Senior Vice President, Patient and Product Services for Rare Diseases from January 2018 to June 2020 and as Senior Vice President, Head of Global and US Business Operations from June 2015 to December 2017. Her previous roles at Sanofi Genzyme included Chief of Staff to the Executive Vice President, Head of Sanofi Genzyme and Senior Director, Finance. Ms. Swartz spent over ten years serving in roles of increasing responsibility in the Finance department at Sanofi Genzyme, with a focus on finance operations, internal auditing, and financial planning and analysis. Ms. Swartz received a B.A. in political science and government from Kenyon College.
Gregory Shiferman.   Mr. Shiferman has served as our Senior Vice President, General Counsel and Secretary since January 2026. Prior to joining us, Mr. Shiferman served in positions of increasing responsibility at Sage Therapeutics, Inc., in both legal and program leadership roles, culminating in his service as Senior Vice President, General Counsel and Secretary from November 2024 to August 2025, Vice President, Program Lead from February 2022 to October 2024, and Vice President, Corporate Counsel from July 2019 to February 2022. Prior to joining Sage Therapeutics, he served as Senior Corporate Counsel at Takeda Oncology from June 2017 to March 2018 and as Corporate Counsel at ARIAD Pharmaceuticals from July 2015 to June 2017. Mr. Shiferman was an Associate at the law firm of Skadden, Arps, Slate, Meagher & Flom LLP & Affiliates from October 2011 to July 2015, and a Law Clerk assigned to the Honorable Michael A. Silverstein at the Rhode Island Superior Court from August 2010 to September 2011. Mr. Shiferman holds a B.A. from Boston University and a J.D. from the Benjamin N. Cardozo School of Law.
Todd Carter, Ph.D.   Dr. Carter has served as our Chief Scientific Officer since September 2022. He previously served as our Senior Vice President of Research from March 2022 to September 2022, our Vice President of Research from November 2018 to March 2022, and as our Senior Director, Neuroscience from June 2016 to November 2018. Prior to joining us in 2016, Dr. Carter served as the Senior Science Advisor to the Office of the Director of the Broad Institute of MIT and Harvard. Previously, he oversaw research at

BrainCells Inc. as Senior Director of Biology. Dr. Carter received a B.A. in genetics from Texas A&M University and a Ph.D. in genetics from Columbia University, and he completed his postdoctoral training at the Salk Institute for Biomedical Research.
Appointment of Amy Quinlan
The Board of Directors of the Company has appointed Amy Quinlan to become an executive officer and to assume the role of principal accounting officer of the Company, in each case to be effective upon Dr. Jorgensen’s anticipated departure.
Ms. Quinlan, age 51, has served as the Company’s Vice President of Finance since January 2025. Prior to joining the Company, Ms. Quinlan served as Vice President of Finance at Vor Biopharma Inc. from September 2020 to January 2025. Previously, she held roles of increasing responsibility at Tetraphase Pharmaceuticals, Inc., including Senior Director, Controller from 2008 to January 2020 and Vice President, Controller from January 2020 to September 2020. Ms. Quinlan began her career at PricewaterhouseCoopers. She received a B.S. in Financial Accounting from Bryant University.

EXECUTIVE COMPENSATION
Compensation Philosophy
Voyager’s compensation programs are designed to:
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attract and retain individuals with superior ability, technical, and managerial experience;

•
align executive officers’ incentives with our corporate strategies, business objectives and the long-term interests of our stockholders; and

•
increase the incentive to achieve key strategic performance measures by linking incentive award opportunities to the achievement of performance objectives, and by providing a portion of total compensation for executive officers in the form of ownership in the Company.

Role of the Compensation Committee
Our Compensation Committee is primarily responsible for developing and implementing our compensation policies. The Compensation Committee oversees our compensation and benefit plans and policies, administers our equity incentive plans, makes recommendations to the independent members of the Board of Directors on compensation for the Chief Executive Officer, and reviews and approves annually all compensation decisions relating to our other officers, including our executive officers. The Compensation Committee considers recommendations from our Chief Executive Officer regarding the compensation of our executive officers other than himself. Our Compensation Committee has the authority under its charter to engage the services of a consulting firm or other outside advisors to assist it in designing our compensation programs and in making compensation decisions. The Compensation Committee engaged Aon Human Capital Solutions, a division of Aon plc (“Aon”), as its compensation consultant until March 2025, at which time the Compensation Committee engaged Alpine Rewards, LLC (“Alpine”). Alpine is the Compensation Committee’s current outside compensation consultant.
Historically, our Compensation Committee reviews all compensation components, including base salary, bonus, benefits, equity incentives, and other perquisites, as well as severance arrangements, change-in-control benefits and other forms of executive officer compensation, provides a recommendation on the compensation of our Chief Executive Officer to the Board of Directors, and approves the compensation of our other executive officers. In addition, the Compensation Committee also considers matters related to individual compensation, such as compensation for new executive hires, as well as high-level strategic issues, such as the efficacy of our compensation strategy, potential modifications to that strategy, and new trends, plans, or approaches to compensation, at various meetings throughout the year. The Compensation Committee also makes recommendations to the Board of Directors regarding the compensation of non-employee directors and has the authority to administer our equity-based plans, both directly and through delegated authority, to the Chief Executive Officer.
Committee Actions in Connection with Say-on-Pay Vote
At our 2025 Annual Meeting, 94.9% of stockholders who voted on our say-on-pay proposal approved of the compensation of our named executive officers during the prior year. We believe this vote indicates strong support for our executive compensation practices and the overall design of our executive compensation programs. Based on this vote, we have maintained our executive compensation practices and programs.
Compensation Consultant
Until March 2025, the Compensation Committee engaged Aon as its compensation consultant. In March 2024, the Compensation Committee reviewed information regarding the independence and potential conflicts of interest of Aon, considering, among other things, the relationship between Aon, the members of the Board of Directors, and our executive officers and the factors set forth in the Nasdaq listing rules. Based on such review, the Compensation Committee concluded that the engagement of Aon did not raise any conflict of interest. In connection with its engagement, Aon assisted the Committee in conducting competitive compensation assessments for our executive officers for their compensation levels for the fiscal year ended December 31, 2025.
In March 2025, the Compensation Committee engaged Alpine as its compensation consultant. In March 2025 and again in March 2026, the Compensation Committee reviewed information regarding the independence and potential conflicts of interest of Alpine, considering, among other things, the relationship between Alpine, the members of the Board of Directors, and our executive officers and the factors set forth in the Nasdaq listing rules. Based on such review, the Compensation Committee concluded that the engagement of Alpine did not raise any conflict of interest. In connection with its engagement, Alpine assisted the Compensation Committee in conducting competitive compensation assessments for our executive officers for their compensation levels for the fiscal year ending December 31, 2026.
Competitive Assessment of Compensation — Peer Group and Market Data
In evaluating the total compensation of our executive officers, the Compensation Committee, with the assistance of Aon, established a peer group of 18 publicly-traded companies in the biopharmaceutical industry that was comprised of companies whose market capitalization, number of employees, maturity of product development pipeline or area of therapeutic focus are similar to Voyager. Our 2025 peer group includes the following companies:
Voyager 2025 Compensation Peer Group
4D Molecular Therapeutics, Inc.	MeiraGTx Holdings plc	Solid Biosciences, Inc.
Adverum Biotechnologies, Inc.	Monte Rosa Therapeutics, Inc.	Stoke Therapeutics, Inc.
Editas Medicine, Inc.	Neurogene, Inc.	Tenaya Therapeutics, Inc.
Entrada Therapeutics, Inc.	PepGen, Inc.	Verve Therapeutics, Inc.
Foghorn Therapeutics, Inc.	Prelude Therapeutics Inc.	Vigil Neuroscience, Inc.
Lexeo Therapeutics, Inc.	Prime Medicine, Inc.	Wave Life Sciences Ltd.
For the full compensation analysis, Aon supplemented the peer group information with published survey data, which provided a broader market representation of companies and deeper position reporting.
Summary Compensation Table
The following table presents information regarding the total compensation awarded to, earned by, and paid during the fiscal years ended December 31, 2025, and 2024, to any individual who served as our chief executive officer during 2025, the two most highly compensated executive officers (other than those individuals who served as principal executive officer) who were serving as executive officers at the end of the fiscal year ended December 31, 2025, and up to two individuals who would have been among the most highly compensated executive officers but were not serving as executive officers at the end of the fiscal year ended December 31, 2025. All of these individuals are our named executive officers for 2025:
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)		Total ($)
Alfred Sandrock, M.D., Ph.D. Chief Executive Officer, President, and Director	2025	674,903	—	611,900(4)	843,900(5)	361,917	15,750(6)		2,508,370
	2024	652,080	—	988,000(7)	1,372,800(8)	351,471	15,525	(6)(9)	3,379,876
Jacquelyn Fahey Sandell Former Chief Legal Officer	2025	297,842	—	175,130(10)	241,530(11)	—	760,484(12)		1,474,986
	2024	468,758	—	235,600(13)	327,360(14)	185,066	15,525(6)		1,232,309
Robin Swartz Chief Business Officer & Chief Operating Officer	2025	520,190	—	300,675(15)	414,675(16)	205,475	13,285(6)		1,454,300
	2024	490,745	—	380,000(17)	528,000(18)	199,534	15,525(6)		1,613,804
Toby Ferguson, M.D., Ph.D. Former Chief Medical Officer	2025	513,369	—	265,860(19)	366,660(20)	202,781	15,750(6)		1,364,420
	2024	363,750(9)	—	1,106,700(21)	1,333,500(22)	148,159	14,688(6)		2,966,797

(1)
Amounts represent the aggregate grant date fair value of restricted stock unit awards granted to our named executive officers in 2025 and 2024 computed in accordance with FASB ASC Topic 718. The amounts above reflect our aggregate accounting expense for these awards and do not necessarily correspond to the actual value that will be recognized by the named executive officers upon the vesting and settlement of the awards or any sale of the underlying securities.
(2)
Amounts represent the aggregate grant date fair value of option awards granted to our named executive officers in 2025 and 2024 computed in accordance with FASB ASC Topic 718. The assumptions used in the valuation of these awards are consistent with the valuation methodologies specified in the notes to our consolidated financial statements included in our 2025 Annual Report on Form 10-K. The amounts above reflect our aggregate accounting expense for these awards and do not necessarily correspond to the actual value that will be recognized by the named executive officers upon the vesting of the awards or any sale of the underlying securities.

(3)
Amounts represent each executive’s 2025 performance-based variable cash bonus, which was earned for the 2025 performance year and paid in February 2026, and each executive’s 2024 performance-based variable cash bonus, which was earned for the 2024 performance year and paid in February 2025, as applicable.

(4)
Dr. Sandrock was granted a restricted stock unit award on February 21, 2025, in connection with his ongoing service as our President and Chief Executive Officer. The shares underlying this restricted stock unit award vest and become settleable, subject to Dr. Sandrock’s continued service as an employee on each applicable vesting date, with one-third of the award vesting on each of the first, second and third anniversaries of the grant date. Dr. Sandrock additionally was granted a PRSU award on February 21, 2025, and the shares underlying this award vest and become settleable, subject to Dr. Sandrock’s continued service as an employee on each applicable vesting date, upon the achievement of specified performance milestones over multiple years. As the probability of achieving these performance milestones was not considered “probable” in accordance with FASB ASC Topic 718, the grant date fair value of Dr. Sandrock’s PRSUs was zero.

(5)
Dr. Sandrock was granted a stock option award on February 21, 2025, in connection with his ongoing service as our President and Chief Executive Officer. The shares underlying this option vest and become exercisable in equal monthly installments over 48 months thereafter, subject to Dr. Sandrock’s continued service as an employee on each applicable vesting date.

(6)
Amounts represent the company 401(k) matching contributions.

(7)
Dr. Sandrock was granted a restricted stock unit award on February 9, 2024, in connection with his ongoing service as our President and Chief Executive Officer. The restricted stock unit award vests and becomes settleable, subject to Dr. Sandrock’s continued service as an employee on each applicable vesting date with one-third of the award vesting on each of the first, second and third anniversaries of the grant date.

(8)
Dr. Sandrock was granted a stock option award on February 9, 2024, in connection with his ongoing service as our President and Chief Executive Officer. The shares underlying this option vest and become exercisable in equal monthly installments over 48 months thereafter, subject to Dr. Sandrock’s continued service as an employee on each applicable vesting date.

(9)
Due to clerical error in the prior year’s proxy statement, this amount has been corrected in this proxy statement.

(10)
Ms. Fahey Sandell was granted a restricted stock unit award on February 21, 2025, in connection with her service as our Chief Legal Officer. The restricted stock unit award would have vested and become settled, subject to Ms. Fahey Sandell’s continued service as an employee on each applicable vesting date with one-third of the award vesting on each of the first, second and third anniversaries of the grant date. Ms. Fahey Sandell additionally was granted a PRSU award on February 21, 2025, that would have vested and become settleable, subject to Ms. Fahey Sandell’s continued service as an employee on each applicable vesting date, upon the achievement of specified performance milestones over multiple years. As the probability of achieving these performance milestones was not considered “probable” in accordance with FASB ASC Topic 718, the grant date fair value of Ms. Fahey Sandell’s PRSUs was zero.

(11)
Ms. Fahey Sandell was granted a stock option award on February 21, 2025, in connection with her service as our Chief Legal Officer. The shares underlying this option vest and become exercisable in equal monthly installments over 48 months thereafter, subject to Ms. Fahey Sandell’s continued service as an employee on each applicable vesting date.

(12)
All Other Compensation for Ms. Fahey Sandell in 2025 is comprised of (a) 401(k) matching contributions, (b) payments under the Fahey Sandell Consulting Agreement (defined below), (c) payments under the Fahey Sandell Separation Agreement (defined below), including salary continuation, prorated bonus, outplacement services, and COBRA premium contribution, and (d) the fair value of restricted stock unit award and stock option award modifications pursuant to the Fahey Sandell Separation Agreement.

(13)
Ms. Fahey Sandell was granted a restricted stock unit award on February 9, 2024, in connection with her service as former Chief Legal Officer. The restricted stock unit award vested with respect to one-third of the underlying shares on the first anniversary of the grant date, and would have vested and become settled, subject to Ms. Fahey Sandell’s continued service as an employee on each applicable vesting date thereafter with one-third of the award vesting on each of the second and third anniversaries of the grant date.

(14)
Ms. Fahey Sandell was granted a stock option award on February 9, 2024, in connection with her service as our Chief Legal Officer. The shares underlying this option would have vested and become exercisable in equal monthly installments over 48 months thereafter, subject to Ms. Fahey Sandell’s continued service as an employee on each applicable vesting date.

(15)
Ms. Swartz was granted a restricted stock unit award on February 21, 2025, in connection with her ongoing service as our Chief Business Officer and Chief Operating Officer. The restricted stock unit award vests and becomes settleable, subject to Ms. Swartz’s continued service as an employee on each applicable vesting date, with one-third of the award vesting on each of the first, second and third anniversaries of the grant date. Ms. Swartz was additionally granted a PRSU award on February 21, 2025, that vests and becomes settleable, subject to Ms. Swartz’s continued service as an employee on each applicable vesting date, upon the achievement of specified performance milestones over multiple years. As the probability of achieving these performance milestones was not considered “probable” in accordance with FASB ASC Topic 718, the grant date fair value of Ms. Swartz’s PRSUs was zero.

(16)
Ms. Swartz was granted a stock option award on February 21, 2025, in connection with her ongoing service as our Chief Business Officer and Chief Operating Officer. The shares underlying this option vest and become exercisable in equal monthly installments over 48 months thereafter, subject to Ms. Swartz’s continued service as an employee on each applicable vesting date.

(17)
Ms. Swartz was granted a restricted stock unit award on February 9, 2024, in connection with her ongoing service as our Chief Business Officer and Chief Operating Officer. The restricted stock unit award vests and becomes settleable, subject to Ms. Swartz’s continued service as an employee on each applicable vesting date, with one-third of the award vesting on each of the first, second and third anniversaries of the grant date.

(18)
Ms. Swartz was granted a stock option award on February 9, 2024, in connection with her ongoing service as our Chief Business Officer and Chief Operating Officer. The shares underlying this option vest and become exercisable in equal monthly installments over 48 months thereafter, subject to Ms. Swartz’s continued service as an employee on each applicable vesting date.

(19)
Dr. Ferguson was granted a restricted stock unit award on February 21, 2025, in connection with his ongoing service as our Chief Medical Officer. The restricted stock unit award would have vested and become settleable, subject to Dr. Ferguson’s continued service as an employee on each applicable vesting date with one-third of the award vesting on each of the first, second and third anniversaries of the grant date. Dr. Ferguson was additionally granted a PRSU award on February 21, 2025, that would have vested and become settleable, subject to Dr. Ferguson’s continued service as an employee on each applicable vesting date, upon the achievement of specified performance milestones over multiple years. As the probability of achieving these performance milestones was not considered “probable” in accordance with FASB ASC Topic 718, the grant date fair value of Dr. Ferguson’s PRSUs was zero.

(20)
Dr. Ferguson was granted a stock option award on February 21, 2025, in connection with his ongoing service as our Chief Medical officer. The shares underlying this option would have vested and become exercisable in equal monthly installments over 48 months thereafter, subject to Dr. Ferguson’s continued service as an employee on each applicable vesting date.

(21)
Dr. Ferguson was granted a restricted stock unit award on April 1, 2024, in connection with the commencement of his service as our Chief Medical Officer. The restricted stock unit award vested and became settleable with respect to one-third of the underlying shares on the first anniversary of the grant date, and would have vested and become settled, subject to Dr. Ferguson’s continued service as an employee on each applicable vesting date thereafter with one-third of the award vesting on the second and third anniversaries of the grant date.
(22)
Dr. Ferguson was granted a stock option award on March 25, 2024, in connection with the commencement of his service as our Chief Medical Officer. The shares underlying this option would have vested and become exercisable, subject to Dr. Ferguson’s continued service as an employee of the Company on each applicable vesting date, as follows: 25% of the shares vested on the first anniversary of the grant date, and an additional 2.0833% of the shares will vest on a monthly basis at the end of each one-month period following the first anniversary of the grant date until the four-year anniversary of the grant date.

Components of Executive Compensation
Base Salary
Base salary is intended to provide compensation for day-to-day performance. The Compensation Committee believes that a competitive base salary is a necessary element of any compensation program that is designed to attract and retain talented and experienced executives. Base salaries for our named executive officers are intended to be competitive with those received by other individuals in similar positions at the companies with which we compete for talent. Base salaries are established by our Board of Directors or our Compensation Committee at the time the executive is hired based on individual experience, skills and expected contributions, our understanding of what executives in similar positions at peer companies were paid, and also negotiations during the hiring process. The base salaries of our named executive officers are reviewed annually by our Board of Directors or our Compensation Committee and may be adjusted to reflect market conditions, our executives’ performance during the prior year, the financial position of the Company, or any change in the scope of the officer’s responsibilities. For 2024 and 2025, we have generally sought to align the cash compensation of our named executive officers with the fiftieth percentile of our peer group. The cash levels of our named executive officers are in line with the fiftieth percentile.
The base salaries for our named executive officers for the fiscal year ended December 31, 2025 were as follows:
	2025	2024	Change Year over Year
Named Executive Officer	Base Salary	Base Salary
Alfred Sandrock, M.D., Ph.D. Chief Executive Officer	$674,903	$652,080	4%(1)
Robin Swartz. Chief Business Officer & Chief Operating Officer	$520,190	$490,745	6%(1)
Toby Ferguson, M.D., Ph.D. Former Chief Medical Officer	$513,369	$485,000	6%(1)
Jacquelyn Fahey Sandell, J.D. Former Chief Legal Officer	$487,508	$468,758	4	%(1)(2)

(1)
Increase reflects merit-based adjustment.

(2)
Ms. Fahey Sandell’s employment with the Company as Chief Legal Officer ceased effective August 1, 2025.

Performance-Based Variable Cash Compensation
Our Compensation Committee has the authority to award annual performance-based variable cash compensation, or bonuses, to our executive officers, and make recommendations to the full Board of Directors for approval of performance-based variable cash compensation for the Chief Executive Officer. For 2025, Dr. Sandrock’s bonus target was set at 55% of base salary pursuant to his employment agreement. The bonus targets for Ms. Swartz, Dr. Ferguson, and Ms. Fahey Sandell were set at 40% of base salary pursuant to their employment agreements.
Dr. Sandrock’s bonus calculation considered only the achievement of corporate performance goals. Ms. Swartz and Dr. Ferguson’s bonus calculations considered both corporate and individual performance goals. Ms. Fahey Sandell’s bonus was dictated by the terms of the Fahey Sandell Separation Agreement, which provided for a prorated annual bonus based on 100% of her target bonus.

Our corporate goals for the fiscal year ended December 31, 2025, were as follows:
Corporate Goal and Weighting	Achievement Criteria
Advance Named Central Nervous System Pipeline Toward Patients (50%)
- Advance VY7523 into multiple ascending dose study in Alzheimer’s disease.
- Progress Friedreich’s ataxia and GBA1 programs toward submission of investigational new drug application (with respect to Neurocrine collaboration programs).
- Prepare for initiation of clinical trial for VY1706 by initiating good laboratory practices toxicology study.

Innovate in Neurogenetic Medicines (30%)	- Fuel the pipeline by advancing a new program. - Deliver a non-viral ALPL delivery platform to support a program. - Discover additional TRACER capsids meeting target profiles.
Maximize Return and Manage Risk to Build Value (20%)
- Extend/maintain cash runway through business development and other select financing opportunities
- Maintain financial discipline by staying within 5% of budget forecasts
- Achieve measurable improvements in operational efficiency.

The Board of Directors determined that the corporate goals were achieved at a rate of 97.5% for the fiscal year ended December 31, 2025, based on the recommendation of the Compensation Committee following its review with senior management of the Company’s achievements on goals and stretch goals in 2025. The Board of Directors considered stretch goals that permit director discretion to add additional performance points. Based on this determination, Dr. Sandrock was awarded an effective rate of 97.5% of the amount he was eligible to receive based on corporate performance. For Ms. Swartz and Dr. Ferguson, whose bonuses were based on a combination of 90% corporate performance and 10% individual performance, each of their respective individual goal achievement levels for the fiscal year ended December 31, 2025, were determined by the Compensation Committee based on its review with Dr. Sandrock of the individual goals they had established for the year. Based on their respective goals, each of Ms. Swartz and Dr. Ferguson were awarded a bonus equaling an effective rate of approximately 110% of the amount they were eligible to receive for the individual component and 97.5% for the corporate component. Ms. Fahey Sandell was awarded a bonus equaling an effective rate of approximately 100% of the prorated amount she was eligible to receive pursuant to the terms of the Fahey Sandell Separation Agreement.
The Compensation Committee approved bonuses for 2025 performance for Ms. Swartz, Dr. Ferguson and Ms. Fahey Sandell in the amount of $205,475, $202,781 and $113,262 respectively, with the full Board of Directors approving Dr. Sandrock’s bonus in the amount of $361,917.
Equity Incentive Compensation
Equity incentive grants to our named executive officers are made at the discretion of the Compensation Committee under the terms of our stock option plans. Equity incentive grants for the Chief Executive Officer are approved by the Board of Directors based on the recommendation of the Compensation Committee. We believe that equity incentives subject to vesting over time or upon achievement of performance objectives can be an effective vehicle for the long-term element of compensation, as these awards align individual and team performance with the achievement of our strategic and financial goals over time, and with stockholders’ interests, and create incentives that foster employee retention.
We seek to create equity incentive award packages that combine stock options and restricted stock units to further align individual performance with achievement of our corporate goals. Stock options, which have exercise prices equal to at least fair market value of our common stock on the date of grant, reward executive officers only if the stock price increases from the date of grant. Stock options granted to new hires generally vest over four years, with 25% vesting on the one-year anniversary and 75% vesting ratably, on a monthly basis, over the remaining three years, based on continued service with the Company through each vesting date. Stock options granted as part of the Company’s annual compensation cycle generally vest ratably, on a monthly basis, over four years. Restricted stock units generally vest over a three-year period, with 33% of the restricted stock units vesting on the first anniversary, 33% of the restricted stock units vesting on the second anniversary, and the remaining restricted stock units vesting on the third anniversary of the grant date, based on continued service with the Company through each vesting date.

In 2025, the Board of Directors approved a one-time incentive program granting PRSUs to our senior leadership team, including our named executive officers, correlating to the achievement of certain performance milestone goals, including certain strategic clinical and program milestones, in amounts relating to each milestone. We believe these milestones are aligned with potential value creation for our stockholders.
In 2025, the Compensation Committee made stock option and restricted stock unit grants to our named executive officers as specified in the “Outstanding Equity Awards at Fiscal Year-End Table — 2025” below, with the full Board of Directors approving Dr. Sandrock’s awards in connection with his continued service as President and Chief Executive Officer.
Policies and Practices Related to the Grant of Equity Awards Close in Time to the Release of Material Nonpublic Information
Our practice is to grant new hire stock option awards to named executive officers and other employees at the Vice President level and above effective upon the applicable named executive officer’s or other employee’s employment commencement date. These awards are typically approved by our Compensation Committee or Board of Directors with input from executive officers. New hire stock option awards are granted to employees below the Vice President level effective upon the first day of the calendar month following the applicable employee’s employment commencement date. New hire restricted stock unit awards are granted to all employees, regardless of level, effective upon the first day of the calendar quarter immediately following the applicable employee’s employment commencement date. Annual stock option and restricted stock unit awards are granted at the discretion of the Compensation Committee and the Board of Directors to all employees upon a date that is pre-determined by the Compensation Committee, typically in February. Equity awards to executives who report to our CEO are approved by the Compensation Committee and equity awards to the Chief Executive Officer, are recommended by the Compensation Committee and approved by the Board of Directors. Equity awards to employees at the Senior Vice President level and below may be approved by the Chief Executive Officer pursuant to a delegation of authority from the Compensation Committee. Our eligible non-employee directors receive automatic grants of initial and annual stock option awards at the time of a director’s initial appointment or election to the Board of Directors and as of the date of each annual meeting of our stockholders, in accordance with our non-employee director compensation policy as further described under the section above entitled “Director Compensation”.
The Compensation Committee is responsible for overseeing our policies and practices regarding the timing of equity grants in relation to the release of material, nonpublic information. We do not currently maintain any written policies regarding the timing of awards of stock options or other equity awards other than our non-employee director compensation policy. As a practice, we do not time the release of material nonpublic information based on equity award grant dates for the purpose of affecting the value of compensation to our named executive officers or other employees. During 2025, we did not time the disclosure of material nonpublic information for the purpose of affecting the value of any executive compensation awarded, and no named executive officer or non-employee director was granted an equity award during the period beginning four business days before, and ending one business day after, the filing of a periodic report on Form 10-Q or an annual report on Form 10-K, or the filing or furnishing of a current report on Form 8-K that disclosed material nonpublic information.
Employee Benefits
In addition to the primary elements of compensation described above, the named executive officers also participate in the same broad-based employee benefits programs available to all of our employees, including health insurance, life and disability insurance, dental insurance and our 401(k) plan. We do not provide special benefits to our executive officers.
Employment Agreements with Our Named Executive Officers
We have entered into an employment agreement with each of our named executive officers in connection with such individual’s commencement of employment as an executive officer of the Company. Except as noted below, these employment agreements provide for “at-will” employment.
Alfred Sandrock M.D., Ph.D.   We entered into an employment agreement with Dr. Sandrock in March 2022, pursuant to which Dr. Sandrock is entitled to a salary of $600,000, subject to review and redetermination by the Company from time to time, and is eligible to participate in our short-term incentive bonus plan, as approved by the Board of Directors from time to time. Dr. Sandrock’s employment agreement provides for certain severance payments and benefits in the event his employment is terminated in certain circumstances as further described below under the heading “Potential Payments upon Termination.” Dr. Sandrock’s annual base salary is $698,525, effective as of January 1, 2026, and his performance-based variable compensation target is 55% of his annual base salary.
Robin Swartz.   We entered into an employment agreement with Ms. Swartz in January 2020 pursuant to which Ms. Swartz is entitled to a salary of $340,000, subject to review and redetermination by the Company from time to time, and eligible to participate in our short-term incentive bonus plan, as approved by the Board of Directors or Compensation Committee from time to time. Ms. Swartz’s employment agreement provides for certain severance payments and benefits in the event her employment is terminated in certain circumstances as further described below under the heading “Potential Payments upon Termination.” Ms. Swartz’s annual base salary is $541,518, effective as of January 1, 2026, and her performance-based variable compensation target is 40% of her annual base salary.
Jacqueline Fahey Sandell, J.D.   We entered into an employment agreement with Ms. Fahey Sandell in July 2023, pursuant to which Ms. Fahey Sandell was entitled to a salary of $450,000, subject to review and redetermination by the Company from time to time, and eligible to participate in our short-term incentive bonus plan, as approved by the Board of Directors or Compensation Committee from time to time. Ms. Fahey Sandell’s employment with the Company ceased effective August 1, 2025. See “Certain Relationships and Related Party Transactions — Arrangements with Jacquelyn Fahey Sandell, J.D.” for more information.
Toby Ferguson M.D., Ph.D.   We entered into an employment agreement with Dr. Ferguson in February 2024, pursuant to which Dr. Ferguson was entitled to a salary of $485,000, subject to review and redetermination by the Company from time to time, and eligible to participate in our short-term incentive bonus plan, as approved by the Board of Directors or Compensation Committee from time to time. Dr. Ferguson’s employment with the Company ceased effective February 20, 2026.
Employee confidentiality, noncompetition, nonsolicitation and assignment agreements
Each of our named executive officers has entered into a standard form agreement with respect to confidential information and assignment of inventions. Among other things, this agreement obligates each named executive officer to refrain from disclosing any of our proprietary information received during the course of employment and to assign to us any inventions conceived or developed during the course of employment. Such agreement also provides that during the period of the named executive officer’s employment and for 12 months thereafter, the named executive officer will not compete with us and will not solicit our employees, consultants, customers or suppliers.
Potential payments provided upon termination of named executive officers currently employed by the Company
We have entered into employment agreements with each of Dr. Sandrock, Ms. Swartz, Ms. Fahey Sandell, and Dr. Ferguson, the material terms of each of which were approved by the Compensation Committee or the Board of Directors. Ms. Fahey Sandell and Dr. Ferguson ceased employment with the Company on August 1, 2025, and February 20, 2026, respectively. These employment agreements reaffirm the executive’s position with the Company during the period of the executive’s employment and provide for at will employment. Pursuant to the applicable employment agreement, each of Dr. Sandrock, Ms. Swartz, Ms. Fahey Sandell, and Dr. Ferguson was or will be eligible, as applicable, to receive certain payments and benefits in the event that the executive’s employment is terminated by us without “cause” (as defined in the applicable employment agreement), or in the event that the executive terminates his or her employment with “good reason” (as defined in the applicable employment agreement), as summarized below.
In the event that Dr. Sandrock, Ms. Swartz, Ms. Fahey Sandell, or Dr. Ferguson has terminated or terminates his or her employment with “good reason” or was or is terminated without “cause,” the applicable executive was or would be eligible, as applicable, to receive 12 months of base salary continuation, a pro rata portion of the executive’s target performance-based cash compensation for that fiscal year based on the number of days worked in that fiscal year at the time of termination, and 12 months of COBRA continuation medical benefits subsidized by us provided that the executive executes and does not revoke a separation agreement and release of claims in favor of us and our affiliates.
In the event that Dr. Sandrock, Ms. Swartz, Ms. Fahey Sandell, or Dr. Ferguson has terminated or terminates his or her employment with “good reason” or was or is terminated without “cause” within the period ending 12 months following the consummation of a “sale event” (as defined in the applicable employment agreement), the applicable executive was or would be eligible, as applicable, to receive 12 months of base salary continuation, a pro rata portion of the executive’s target performance-based cash compensation for that fiscal year based on the number of days worked in that fiscal year at the time of termination, 12 months of COBRA continuation medical benefits subsidized by us, and all of the executive’s equity awards shall immediately accelerate and become fully exercisable or non-forfeitable as of the date of termination, provided that the executive executes and does not revoke a separation agreement and release of claims in favor of us and our affiliates.
Definitions for named executive officers currently employed by the Company
For purposes of the employment agreement with each of Dr. Sandrock and Ms. Swartz, “cause” means:
•
conduct constituting a material act of misconduct in connection with the performance of the executive’s duties, including, without limitation, misappropriation of funds or property of the Company or any of its subsidiaries or affiliates other than the occasional, customary and de minimis use of Company property for personal purposes;

•
commission of any felony, or any misdemeanor involving moral turpitude, deceit, dishonesty, or fraud;

•
any conduct that would reasonably be expected to result in material injury or reputational harm to the Company or any of its subsidiaries and affiliates, subject to certain notice and cure provisions;

•
continued non-performance of the executive’s responsibilities (other than by reason of the executive’s physical or mental illness, incapacity or disability), subject to certain notice and cure provisions;

•
a breach of any confidentiality or restrictive covenant obligations to the Company, including under the executive’s employment agreement with the Company;

•
a material violation of any of our written employment policies communicated to them; or

•
failure to cooperate with a bona fide internal investigation or an investigation by regulatory or law enforcement authorities, after being instructed by the Company to cooperate, or the willful destruction or failure to preserve documents or other materials known to be relevant to such investigation or the inducement of others to fail to cooperate or to produce documents or other materials in connection with such investigation.

Solely in the case of Dr. Sandrock, in addition to the above, “cause” also means:
•
a material misrepresentation made by the executive in the scope of or concerning the executive’s employment with the Company, including, without limitation, a misrepresentation with respect to the absence of any obligation to any former employer or any other person or entity that would or does prevent, limit, or impair in any way the performance of the executive’s duties to the Company; or

•
a finding or a decision by regulatory or law enforcement authorities of a material violation of any law or regulation that would or does prevent, limit, or impair in any way the performance of the executive’s duties to the Company or the scope of the executive’s employment with the Company.

For purposes of the employment agreement with each of Dr. Sandrock and Ms. Swartz, “good reason” means:
•
a material diminution in the executive’s responsibilities, authority or duties;

•
a material diminution in the executive’s base salary except for across-the-board salary reductions based on our financial performance similarly affecting all or substantially all senior management employees of the Company; that is similar to and not proportionately greater than reductions of affecting all or substantially all such senior management;

•
a relocation of the executive’s principal place of business more than 50 miles; or

•
a material breach of the employment agreement by the Company or any other agreements between such executive and the Company relating to the equity awards granted to them at the time when the executive joined the Company.

For purposes of the employment agreement with each of Dr. Sandrock and Ms. Swartz, a “sale event” shall be deemed to have occurred upon the occurrence of any one of the following events:
•
the sale of all or substantially all of the assets of the Company on a consolidated basis to an unrelated person or entity;

•
a merger, reorganization or consolidation pursuant to which the holders of our outstanding voting power and outstanding stock immediately prior to such transaction do not own a majority of the outstanding voting power and outstanding stock or other equity interests of the resulting or successor entity (or its ultimate parent, if applicable);

•
the acquisition, directly or indirectly, of all or a majority of the outstanding voting stock of the Company in a single transaction or a series of related transactions by a person or group of persons;

•
a “Deemed Liquidation Event” as defined in our certificate of incorporation; or

•
any other acquisition of the business of the Company, as determined by the Board; provided, however, that any acquisition or repurchase of its shares or similar transaction by the Company, subject to certain conditions, with the effect of, by reducing the shares outstanding, increasing the beneficial ownership of a person or group to a majority of the outstanding voting stock of the Company, or a merger effected solely to change our domicile, shall not constitute a “sale event.”

Where required to avoid extra taxation under Section 409A of the Internal Revenue Code of 1986, as amended, a “sale event” must also satisfy the requirement of Treasury Regulation section 1.409A-3(a)(5).
Outstanding Equity Awards at Fiscal Year-End Table — 2025
The following table summarizes, for each of the named executive officers, the number of shares of common stock underlying outstanding stock options and number of shares of restricted stock awards held as of December 31, 2025.
	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested ($)(1)
Alfred Sandrock, M.D., Ph.D.	41,250	2,750(2)	3.32	2/7/2032
	881,812	58,788(3)	8.55	3/22/2032
					25,000(4)	98,250
	170,000	70,000(5)	7.43	2/17/2033
					40,000(6)	157,200
	114,400	145,600(7)	7.60	2/9/2034
					86,667(8)	340,601
	58,000	232,000(9)	4.22	2/21/2035
					145,000(10)	569,850
					231,000(11)	907,830
Jacquline Fahey Sandell(12)	73,708	—(13)	10.18	6/30/2026
	27,280	—(14)	7.60	6/30/2026
	16,600	—(15)	4.22	6/30/2026

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested ($)(1)
Robin Swartz	76,500	—(16)	8.43	1/11/2031
	117,500	2,500(17)	2.85	1/13/2032
	59,800	5,200(18)	3.32	2/7/2032
	56,666	23,334(19)	7.43	2/17/2033
					13,333(20)	52,399
	44,000	56,000(21)	7.60	2/9/2034
					33,334(22)	131,003
	28,500	114,000(23)	4.22	2/21/2035
					71,250(24)	280,013
					78,000(25)	306,540
Toby Ferguson, M.D., Ph.D.(31)	91,875	118,125(26)	9.26	5/20/2026
					70,000(27)	275,100
	25,200	100,800(28)	4.22	5/20/2026
					63,000(29)	247,590
					78,000(30)	306,540

(1)
The value of restricted stock unit awards is based on the closing price of our common stock on the Nasdaq Global Select Market on December 31, 2025, which was $3.93 per share.

(2)
Dr. Sandrock’s stock option award to purchase 44,000 shares of our common stock was granted on February 7, 2022. The shares underlying this option award vest and become exercisable in equal quarterly installments over four years thereafter, subject to Dr. Sandrock’s continued service as a director on each applicable vesting date.

(3)
Dr. Sandrock’s stock option award to purchase 940,600 shares of our common stock was granted on March 22, 2022. The shares underlying this option vest and become exercisable, subject to Dr. Sandrock’s continued service as an employee on each applicable vesting date, as follows: 25% of the shares vested on the first anniversary of the grant date, and an additional 2.0833% of the shares will vest on a monthly basis at the end of each one-month period following the first anniversary of the grant date until the four-year anniversary of the grant date.

(4)
Dr. Sandrock was granted a restricted stock unit award of 100,000 shares of common stock on March 22, 2022. The shares underlying this restricted stock unit award vest and become settleable, subject to Dr. Sandrock’s continued service as an employee on each applicable vesting date, over a four-year period, as follows, commencing on April 1, 2022: 25% of the restricted stock unit award vested on the first anniversary of the vesting commencement date and an additional 25% of the shares underlying this restricted stock unit award vested and will vest at the end of each one-year period following the first anniversary of the vesting commencement date until the four year anniversary of the vesting commencement date.

(5)
Dr. Sandrock’s stock option award to purchase 240,000 shares of our common stock was granted on February 17, 2023. The shares underlying this option vest and become exercisable in equal monthly installments over 48 months thereafter, subject to Dr. Sandrock’s continued service as an employee on each applicable vesting date.

(6)
Dr. Sandrock was granted a restricted stock unit award of 120,000 shares of common stock on February 17, 2023. The shares underlying this restricted stock unit award vest and become settleable, subject to Dr. Sandrock’s continued service as an employee on each applicable vesting date, over a three-year period with one-third of the award vesting on each of the first, second and third anniversaries of the grant date.

(7)
Dr. Sandrock’s stock option award to purchase 260,000 shares of our common stock was granted on February 9, 2024. The shares underlying this option vest and become exercisable in equal monthly installments over 48 months thereafter, subject to Dr. Sandrock’s continued service as an employee on each applicable vesting date.

(8)
Dr. Sandrock was granted a restricted stock unit award of 130,000 shares of common stock on February 9, 2024. The shares underlying this restricted stock unit award vest and become settleable, subject to Dr. Sandrock’s continued service as an employee on each applicable vesting date, over a three-year period with one-third of the award vesting on each of the first, second and third anniversaries of the grant date.

(9)
Dr. Sandrock’s stock option award to purchase 290,000 shares of our common stock was granted on February 21, 2025. The shares underlying this option vest and become exercisable in equal monthly installments over 48 months thereafter, subject to Dr. Sandrock’s continued service as an employee on each applicable vesting date.

(10)
Dr. Sandrock was granted a restricted stock unit award of 145,000 shares of common stock on February 21, 2025. The shares underlying this restricted stock unit award vest and become settleable, subject to Dr. Sandrock’s continued service as an employee on each applicable vesting date, over a three-year period with one-third of the award vesting on each of the first, second and third anniversaries of the grant date.

(11)
Dr. Sandrock was granted a PRSU award of 231,000 shares of common stock on February 21, 2025. The shares underlying this PRSU award vest and become settleable, subject to Dr. Sandrock’s continued service as an employee on each applicable vesting date, upon the achievement of specified performance milestones over multiple years.

(12)
On December 31, 2025, upon the cessation of services provided by Ms. Fahey Sandell pursuant to the Fahey Sandell Consulting Agreement, the unvested 160,501 restricted stock unit awards and PRSUs, and stock option awards to purchase 149,412 shares of our common stock were forfeited.

(13)
Ms. Fahey Sandell’s stock option award to purchase 122,000 shares of our common stock was granted on July 10, 2023. The shares underlying this option vest and become exercisable, subject to Ms. Fahey Sandell’s continued service as an employee on each applicable vesting date, as follows: 25% of the shares vested on the first anniversary of the grant date, and an additional 2.0833% of the shares will vest on a monthly basis at the end of each one-month period following the first anniversary of the grant date until the four-year anniversary of the grant date. In connection with the Fahey Sandell Separation Agreement, the vesting of shares underlying this award ceased on December 31, 2025, upon the cessation of services provided by Ms. Fahey Sandell pursuant to the Fahey Sandell Consulting Agreement. At such time, any unvested portion of this award expired. In accordance with the Fahey Sandell Separation Agreement, any portion of this award that had vested as of such cessation of services shall remain exercisable until June 30, 2026.

(14)
Ms. Fahey Sandell’s stock option award to purchase 62,000 shares of our common stock was granted on February 9, 2024. The shares underlying this option vest and become exercisable in equal monthly installments over 48 months thereafter, subject to Ms. Fahey Sandell’s continued service as an employee on each applicable vesting date. In connection with the Fahey Sandell Separation Agreement, the vesting of shares underlying this award ceased on December 31, 2025, upon the cessation of services provided by Ms. Fahey Sandell pursuant to the Fahey Sandell Consulting Agreement. At such time, any unvested portion of this award expired. In accordance with the Fahey Sandell Separation Agreement, any portion of this award that had vested as of such cessation of services shall remain exercisable until June 30, 2026.

(15)
Ms. Fahey Sandell’s stock option award to purchase 83,000 shares of our common stock was granted on February 21, 2025. The shares underlying this option vest and become exercisable in equal monthly installments over 48 months thereafter, subject to Ms. Fahey Sandell’s continued service as an employee on each applicable vesting date. In connection with the Fahey Sandell Separation Agreement, the vesting of shares underlying this award ceased on December 31, 2025, upon the cessation of services provided by Ms. Fahey Sandell pursuant to the Fahey Sandell Consulting Agreement. At such time, any unvested portion of this award expired. In accordance with the Fahey Sandell Separation Agreement, any portion of this award that had vested as of such cessation of services shall remain exercisable until June 30, 2026.

(16)
Ms. Swartz’s stock option award to purchase 76,500 shares of our common stock was granted on

January 11, 2021. The shares underlying this option vest and become exercisable, subject to Ms. Swartz’s continued service as an employee on each applicable vesting date, as follows: 25% of the shares vested on the first anniversary of the grant date, and an additional 2.0833% of the shares will vest on a monthly basis at the end of each one-month period following the first anniversary of the grant date until the four-year anniversary of the grant date.
(17)
Ms. Swartz’s stock option award to purchase 120,000 shares of our common stock was granted on January 13, 2022. The shares underlying this option vest and become exercisable in equal monthly installments over 48 months thereafter, subject to Ms. Swartz’s continued service as an employee on each applicable vesting date.

(18)
Ms. Swartz’s stock option award to purchase 65,000 shares of our common stock was granted on February 7, 2022. The shares underlying this option vest and become exercisable in equal monthly installments over 48 months thereafter, subject to Ms. Swartz’s continued service as an employee on each applicable vesting date.

(19)
Ms. Swartz’s stock option award to purchase 80,000 shares of our common stock was granted on February 17, 2023. The shares underlying this option vest and become exercisable in equal monthly installments over 48 months thereafter, subject to Ms. Swartz’s continued service as an employee on each applicable vesting date.

(20)
Ms. Swartz was granted a restricted stock unit award of 40,000 shares of common stock on February 17, 2023. The shares underlying this restricted stock unit award vest and become settleable, subject to Ms. Swartz’s continued service as an employee on each applicable vesting date, over a three-year period with one-third of the award vesting on each of the first, second and third anniversaries of the grant date.

(21)
Ms. Swartz’s stock option award to purchase 100,000 shares of our common stock was granted on February 9, 2024. The shares underlying this option vest and become exercisable in equal monthly installments over 48 months thereafter, subject to Ms. Swartz’s continued service as an employee.

(22)
Ms. Swartz was granted a restricted stock unit award of 50,000 shares of common stock on February 9, 2024. The shares underlying this restricted stock unit award vest and become settleable, subject to Ms. Swartz’s continued service as an employee on each applicable vesting date, over a three-year period with one-third of the award vesting on each of the first, second and third anniversaries of the grant date.

(23)
Ms. Swartz’s stock option award to purchase 142,500 shares of our common stock was granted on February 21, 2025. The shares underlying this option vest and become exercisable in equal monthly installments over 48 months thereafter, subject to Ms. Swartz’s continued service as an employee.

(24)
Ms. Swartz was granted a restricted stock unit award of 71,250 shares of common stock on February 21, 2025. The shares underlying this restricted stock unit award vest and become settleable, subject to Ms. Swartz’s continued service as an employee on each applicable vesting date, over a three-year period with one-third of the award vesting on each of the first, second and third anniversaries of the grant date.

(25)
Ms. Swartz was granted a PRSU award of 78,000 shares of common stock on February 21, 2025. The shares underlying this PRSU award vest and become settleable, subject to Ms. Swartz’s continued service as an employee on each applicable vesting date, upon the achievement of specified performance milestones over multiple years.

(26)
Dr. Ferguson’s stock option award to purchase 210,000 shares of our common stock was granted on March 25, 2024. The shares underlying this option vest and become exercisable, subject to Dr. Ferguson’s continued service as an employee on each applicable vesting date, as follows: 25% of the shares underlying this restricted stock unit award vested on the first anniversary of the grant date, and an additional 2.0833% of the shares will vest on a monthly basis at the end of each one-month period following the first anniversary of the grant date until the four-year anniversary of the grant date. In connection with Dr. Ferguson’s departure, vesting of this award ceased as of February 20, 2026, and the unvested portion of this award was forfeited.

(27)
Dr. Ferguson was granted a restricted stock unit award of 105,000 shares of common stock on April 1, 2024. The shares underlying this restricted stock unit award vest and become settleable subject to Dr. Ferguson’s continued service as an employee of the Company on each applicable vesting date, over a three-year period with one-third of the award vesting on each of the first, second and third anniversaries of the grant date. In connection with Dr. Ferguson’s departure, vesting of this award ceased as of February 20, 2026, and the unvested portion of this award was forfeited.

(28)
Dr. Ferguson’s stock option award to purchase 126,000 shares of our common stock was granted on February 21, 2025. The shares underlying this option vest and become exercisable in equal monthly installments over 48 months thereafter, subject to Dr. Ferguson’s continued service as an employee. In connection with Dr. Ferguson’s departure, vesting of this award ceased as of February 20, 2026, and the unvested portion of this award was forfeited.

(29)
Dr. Ferguson was granted a restricted stock unit award of 63,000 shares of common stock on February 21, 2025. The shares underlying this restricted stock unit award vest and become settleable, subject to Dr. Ferguson’s continued service as an employee on each applicable vesting date, over a three-year period with one-third of the award vesting on each of the first, second and third anniversaries of the grant date. In connection with Dr. Ferguson’s departure, vesting of this award ceased as of February 20, 2026, and the unvested portion of this award was forfeited.

(30)
Dr. Ferguson was granted a PRSU award of 78,000 shares of common stock on February 21, 2025. The shares underlying this PRSU award vest and become settleable, subject to Dr. Ferguson’s continued service as an employee on each applicable vesting date, upon the achievement of specified performance milestones over multiple years. In connection with Dr. Ferguson’s departure, vesting of this award ceased as of February 20, 2026, and the unvested portion of this award was forfeited.

(31)
On February 20, 2026, upon the termination of Dr. Ferguson’s employment, the unvested 256,000 restricted stock unit awards and PRSUs, and stock option awards to purchase 422,030 shares of our common stock were forfeited.

Compensation Risk Assessment
We believe that the performance-based portion of the compensation provided to our executive officers and other employees does not encourage risk-taking that would be inconsistent with the interests of our stockholders. We believe that our compensation programs are designed to encourage our executive officers and other employees to be focused on both short-term and long-term strategic goals, consistent with our pay-for-performance compensation philosophy.
Rule 10b5-1 Sales Plans
Our Insider Trading Policy permits our officers, directors, and employees to enter into trading plans complying with Rule 10b5-1 under the Exchange Act and satisfying Company guidelines. Generally, under these trading plans, the individual relinquishes control over securities transactions involving shares covered under the trading plan once the trading plan is put into place. Accordingly, sales under these plans may occur at any time, including possibly before, simultaneously with, or immediately after significant events involving the Company. Additionally, many of our employees, including each of our named executive officers, have entered into durable automatic sale instructions consistent with Rule 10b5-1 authorizing the automatic sale of shares of our common stock, issued upon the settlement of a restricted stock unit award, to cover applicable statutory withholding obligations.
No Hedging
Individuals subject to our Insider Trading Policy, including directors, officers, and employees, are not permitted to engage in purchases of financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds) or other transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of the Company’s securities. These individuals are also prohibited from purchasing Company securities on margin, borrowing against Company securities held in a margin account, or pledging Company securities as collateral for a loan, subject to limited exceptions for certain pledges of Company securities as collateral for a loan.
Tax and Accounting Considerations
We are generally entitled to a U.S. federal income tax deduction with respect to compensation income paid to our service providers, subject to limitation under Section 162(m) of the Internal Revenue Code of 1986, as amended, with respect to compensation in excess of $1 million paid in any one year to each of certain of the Company’s current and former executive officers. While the Compensation Committee generally considers the financial accounting and tax implications to us of its executive compensation decisions, neither element was a material consideration in the compensation awarded to our named executive officers in 2025.

Pay Versus Performance
The following tables and related disclosures provide information regarding (i) the “total compensation” of our principal executive officer (the “PEO”), and our other named executive officers (the “Non-PEO NEOs”), in each case as presented under the caption “Summary Compensation Table” in this proxy statement or our prior proxy statements, which we refer to as the SCT Amounts; (ii) the “compensation actually paid” to our PEO and our Non-PEO NEOs, as calculated pursuant to the SEC’s pay-versus-performance rules, which amounts we refer to as our CAP Amounts; (iii) certain financial performance measures; and (iv) the relationship between the CAP Amounts to those financial performance measures.
Year	Summary Compensation Table Total for PEO(1) ($)	Compensation Actually Paid to PEO(2)(3) ($)	Average Summary Compensation Table Total for Non-PEO NEOs(1) ($)	Average Compensation Actually Paid to Non-PEO NEOs(2)(3) ($)	Value of Initial Fixed $100 Investment Based On Total Shareholder Return(4) ($)	Net (Loss) Income (in thousands)(5) ($)
2025	2,508,370	2,050,563	1,431,235	1,152,236	64.43	(119,721)
2024	3,379,876	891,406	2,419,582	1,713,457	92.95	(65,002)
2023	3,172,433	5,137,629	1,529,285	1,728,086	138.36	132,330

(1)
For 2025, our PEO was Dr. Sandrock, and our Non-PEO NEOs were Ms. Fahey Sandell, Ms. Swartz, and Dr. Ferguson. For 2024, our PEO was Dr. Sandrock, and our Non-PEO NEOs were Dr. Ferguson and Dr. Jorgensen. For 2023, our PEO was Dr. Sandrock and our Non-PEO NEOs were Ms. Fahey Sandell and Ms. Swartz.

(2)
The CAP Amounts have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually realized or received by our PEO and Non-PEO NEOs. These amounts reflect the SCT Amounts for each year, adjusted as described in footnote 3 below.

(3)
The CAP Amounts reflect the exclusions and inclusions for the PEO and the Non-PEO NEOs set forth below. Equity values are calculated in accordance with FASB ASC Topic 718.

(4)
Total shareholder return (“TSR”) assumes an investment of $100 in our common stock on the last trading day before the earliest fiscal year in the above table through and including the end of the fiscal year for which the TSR is calculated. The closing stock price of one share of our common stock on December 31, 2022, was $6.10.

(5)
Net (loss) income as reported in our Annual Report on Form 10-K for the relevant fiscal year.

Name and Principal Position	Year	Summary Compensation Table Total for PEO ($)	Exclusion of Stock Awards and Option Awards from Summary Compensation Table for PEO ($)	Inclusion of Year-End Fair Value of Equity Awards Granted During Year That Remained Outstanding and Unvested as of Last Day of Year for PEO ($)	Inclusion of Change In Fair Value from Last Day of Prior Year to Last Day of Year of Outstanding and Unvested Equity Awards Granted in Any Prior Year for PEO ($)	Inclusion of Vesting Date Fair Value of Awards Granted During Year that Vested During Year for PEO ($)	Inclusion of Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards Granted in any Prior Year that Vested During Year for PEO ($)	Exclusion of Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for PEO ($)	Compensation Actually Paid to PEO ($)
Alfred Sandrock, M.D., Ph.D. Chief Executive Officer, President, and Director	2025	2,508,370	(1,455,800)	1,151,773	(254,595)	138,073	(37,258)	—	2,050,563
	2024	3,379,876	(2,360,800)	1,506,700	(1,478,112)	257,348	(413,606)	—	891,406
	2023	3,172,433	(2,157,863)	2,199,100	1,076,411	299,050	548,498	—	5,137,629

Year	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Exclusion of Average Stock Awards and Option Awards from Summary Compensation Table for Non-PEO NEOs ($)	Inclusion of Average Year-End Fair Value of Equity Awards Granted During Year That Remained Outstanding and Unvested as of Last Day or Year for Non-PEO NEOs ($)	Inclusion of Average Change In Fair Value from Last Day of Prior Year to Last Day of Year of Outstanding and Unvested Equity Awards Granted in Any Prior Year for Non-PEO NEOs ($)	Inclusion of Average Vesting Date Fair Value of Awards Granted During Year that Vested During Year for Non-PEO NEOs ($)	Inclusion of Average Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards Granted in any Prior Year that Vested During Year for Non-PEO NEOs ($)	Exclusion of Average Fair Value at Last Day or Prior Year of Equity Awards Forfeited During Year for Non-PEO NEOs ($)	Average Compensation Actually Paid to Other Non-PEO NEOs ($)
2025	1,431,235	(588,177)	355,461	(101,570)	55,784	(54,218)	53,721	1,152,236
2024	2,419,582	(1,989,100)	1,282,975	—	—	—	—	1,713,457
2023	1,529,285	(1,043,962)	1,000,309	116,252	49,839	76,363	—	1,728,086

Description of Relationship Between NEO Compensation Actually Paid and Company Total Shareholder Return
The following chart sets forth the relationship between the CAP Amount to our PEO, the average of the CAP Amount to our Non-PEO NEOs, and the Company’s cumulative TSR over the fiscal three-year period from 2023 through 2025. We utilize several performance measures to align executive compensation with our performance, but those are not financial performance measures, such as total shareholder return. For example, as described in more detail in the section titled “Executive Compensation,” part of the compensation our NEOs are eligible to receive consists of bonuses that are designed to provide appropriate incentives to achieve defined annual corporate goals and reward our NEOs for individual achievement toward those goals. Additionally, we view equity awards, which are an integral part of our executive compensation program, as related to Company performance because the value of each award increases only if the value of our common stock appreciates from the grant date and if the NEO continues employment over the vesting period. We believe equity awards strongly align our NEOs’ interests with those of our stockholders by providing a continuing financial incentive to maximize long-term value for our stockholders and encouraging our NEOs to continue in our employment for the long-term.
Relationship Between NEO Compensation
Actually Paid and Company TSR

Compensation Actually Paid (in thousands)
$7,000
$6,000
$5,000
$4,000
$3,000
$2,000
$1,000
$-
$160.00
$140.00
$120.00
$100.00
$80.00
$60.00
$40.00
$20.00
$-
FY 2023
FY 2024
FY 2025
PEO Compensation Actually Paid
Average Non-PEO NEOs Compensation Actually Paid
TSR on $100 Invested at the Beginning of the period ($) $100

Description of Relationship Between NEO Compensation Actually Paid and Net (Loss) Income
The following chart sets forth the relationship between the CAP Amount to our PEO, the average of the CAP Amount to our Non-PEO NEOs, and our net loss over the fiscal three-year period from 2023 through 2025. As described in greater detail in the section above titled “Executive Compensation,” the Company’s executive compensation program reflects a variable pay-for-performance philosophy. The metrics that the Company uses for both our long-term and short-term incentive awards are selected based on an objective of incentivizing our NEOs to increase the value of our enterprise for our stockholders. We are not a commercial-stage company, and any revenues recognized during the periods presented relates to license and collaboration activities with our collaboration partners. Consequently, the Company does not currently use any financial performance measures, such as net (loss) income, to link executive compensation actually paid to our performance for our executive compensation program.
Relationship Between NEO Compensation
Actually Paid and Net (Loss) Income

$7,000
$6,000
$5,000
$4,000
$3,000
$2,000
$1,000
$-
Compensation Actually Paid (in thousands)
150,000
100,000
50,000
-
(50,000)
(100,000)
(150,000)
Net (Loss) Income (in thousands)
FY 2023
FY 2024
FY 2025
PEO Compensation Actually Paid
Average Non-PEO NEOs Compensation Actually Paid
Net (Loss) Income (in thousands)

PROPOSAL 2
ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION
We are providing our stockholders the opportunity to vote to approve, on a non-binding advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC’s rules. This proposal, which is commonly referred to as “say-on-pay,” is required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd Frank Act”), which added Section 14A to the Exchange Act.
Our executive compensation programs are designed to attract, motivate, and retain our executive officers, who are critical to our success. Under these programs, our named executive officers are rewarded for the achievement of our short-term and longer-term financial and strategic goals and for driving corporate financial performance and stability. The programs contain elements of cash and equity-based compensation and are designed to embody a pay-for-performance philosophy that supports our business strategy and seeks to align the interests of our executive officers with those of our stockholders. The Board of Directors believes this link between compensation and the achievement of our near- and long-term business goals has helped to drive our performance over time.
The “Executive Compensation” section of this proxy statement describes in detail our executive compensation programs and the decisions made by our Compensation Committee and the Board of Directors.
The Board of Directors is asking stockholders to approve a non-binding advisory vote on the following resolution:
RESOLVED, that the compensation paid to our named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation tables and any related material disclosed in this proxy statement, is hereby approved.
As an advisory vote, this proposal is not binding. The outcome of this advisory vote does not overrule any decision by us or the Board of Directors (or any committee thereof), create or imply any change to our fiduciary duties or the fiduciary duties of the Board of Directors (or any committee thereof), or create or imply any additional fiduciary duties for us or the Board of Directors (or any committee thereof). However, our Compensation Committee and the Board of Directors value the opinions expressed by our stockholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions. In 2021, the Board of Directors recommended, our stockholders agreed and the Board of Directors thereafter concluded that our stockholders will have the opportunity to cast an advisory vote on the executive compensation of our named executive officers annually. The next stockholder advisory “say-on-frequency” vote is expected to occur at our 2027 annual meeting of stockholders.
Vote Required and Board of Directors’ Recommendation
The approval of Proposal 2 requires that a majority of the votes properly cast for and against this proposal vote FOR this proposal. Shares that are voted “abstain” and broker “non-votes” will not affect the outcome of this proposal.
The Board of Directors recommends that stockholders approve, on a non-binding advisory basis, the compensation of our named executive officers by voting FOR Proposal 2.

PROPOSAL 3
RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
The Audit Committee has appointed Ernst & Young as our independent registered public accounting firm for the fiscal year ending December 31, 2026, pursuant to Article C, Section 1 of the Audit Committee charter. Ernst & Young has served as our independent auditors since 2015. The Board of Directors is seeking ratification of the Audit Committee’s appointment of Ernst & Young and recommends that stockholders vote for ratification of this appointment. If this proposal is not approved at the Annual Meeting, the Board of Directors will reconsider its appointment. Even if the appointment is ratified, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in our stockholders’ best interests.
Ernst & Young has audited our financial statements for every fiscal year since the year ended December 31, 2014, as well as the period ended December 31, 2013. A representative of Ernst & Young is expected to attend the Annual Meeting and will have an opportunity to make a statement if he or she desires to do so and respond to appropriate questions from our stockholders.
Ernst & Young Fees
The following table sets forth fees incurred for professional audit services and other services rendered to us by Ernst & Young and its affiliates for the fiscal years ended December 31, 2025 and 2024:
	Fiscal Year 2025	Fiscal Year 2024
Audit Fees	$1,282,500	$1,437,000
Audit-Related Fees	—	—
Tax Fees	31,982	29,870
All Other Fees	—	—
Total	$1,314,482	$1,466,870
Audit Fees.   Audit fees for each year consist of fees incurred for professional services performed by Ernst & Young for the audit of our annual consolidated financial statements and internal control over financial reporting as applicable, the review of interim consolidated financial statements, and related services that are normally provided in connection with registration statements and follow-on offerings.
Tax Fees.   The tax fees for 2025 and 2024 consist of fees incurred in connection with routine on-call services and tax compliance.
Pre-approval of Audit and Non-Audit Services
It is the policy of our Audit Committee that all services to be provided by our independent registered public accounting firm, including audit services and permitted audit-related and non-audit services, must be approved in advance by our Audit Committee.
All Ernst & Young services and fees in the fiscal years ended December 31, 2025 and 2024 were pre-approved by the Audit Committee and its properly delegated authorities.
Vote Required and Board of Directors’ Recommendation
The approval of Proposal 3 requires that a majority of the votes properly cast for and against this proposal vote FOR this proposal. Shares that are voted “abstain” will not affect the outcome of this proposal.
The Board of Directors recommends that stockholders vote FOR ratification of the appointment of Ernst &
Young as our independent registered public accounting firm for the fiscal year ending December 31, 2026.

PROPOSAL 4
APPROVAL OF AN AMENDMENT TO OUR FIFTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 120,000,000 TO 240,000,000 SHARES
On March 24, 2026, our Board of Directors approved, subject to stockholder approval, an amendment to our Fifth Amended and Restated Certificate of Incorporation to (i) increase the number of authorized shares of capital stock from 125,000,000 shares to 245,000,000 shares and (ii) increase the number of authorized shares of our common stock from 120,000,000 shares of common stock, par value $0.001 per share, to 240,000,000 shares of common stock.
Our Fifth Amended and Restated Certificate of Incorporation currently authorizes 120,000,000 shares of common stock, and 5,000,000 shares of undesignated preferred stock, par value $0.001 per share. As of March 31, 2026, out of the 120,000,000 shares of common stock presently authorized, 39,873,041 shares remained available for future issuance and 80,126,959 shares were issued or reserved for issuance, as follows:
•
60,310,526 shares of common stock were issued and outstanding;

•
11,098,575 shares of common stock were reserved for future issuance upon the exercise of outstanding stock options;

•
2,108,627 shares of common stock were reserved for future issuance upon the vesting and settlement of outstanding restricted stock;

•
4,799,738 shares of common stock were reserved for future issuance under our 2025 Stock Incentive Plan; and

•
1,809,493 shares of common stock were reserved for future issuance under our Amended and Restated 2015 Employee Stock Purchase Plan.

The proposed amendment to our Fifth Amended and Restated Certificate of Incorporation would not increase or otherwise affect our authorized preferred stock. As of March 31, 2026, there were no shares of our preferred stock currently outstanding
Our common stock is all of a single class, with equal voting, distribution, liquidation and other rights. The additional common stock to be authorized by adoption of the proposed amendment would have rights identical to our currently outstanding common stock.
A copy of the proposed amendment to our Fifth Amended and Restated Certificate of Incorporation is attached as Appendix A to this proxy statement. If our stockholders approve the proposal, subject to the discretion of our board of directors, we intend to file the amendment to our Fifth Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware as soon as practicable.
Purpose
Our Board of Directors believes that it is in the best interests of our Company and our stockholders to increase the number of authorized shares of common stock to give us greater flexibility in considering and planning for our potential business needs. Over the past several years, we have used shares of our common stock to, among other things, engage in financings, incentivize and compensate employees and other service providers, and for other general corporate purposes. The increase in the number of authorized but unissued shares of common stock would enable the Company, without the expense and delay of seeking stockholder approval, to issue shares from time to time as may be required for proper business purposes.
We anticipate that we may issue additional shares of common stock in the future in connection with one or more of the following:
•
financing transactions, such as public or private offerings of common stock or convertible securities;

•
collaborations and other similar transactions;

•
our equity incentive plans;

•
strategic investments; and

•
other corporate purposes that have not yet been identified.

At this time, we do not have any specific plans, commitments, arrangements, understandings or agreements regarding the issuance of common stock following the increase of our authorized shares except for the shares issuable (i) pursuant to our equity incentive plans, and (ii) under our Sales Agreement with TD Securities (USA) LLC, dated November 10, 2025 (the “Sales Agreement”), pursuant to which we may offer and sell shares of our common stock from time to time in accordance with the terms of the Sales Agreement under a prospectus dated December 1, 2025 having an aggregate offering price of up $100.0 million (the “ATM Offering”). If this proposed amendment to our Fifth Amended and Restated Certificate of Incorporation is not adopted and approved by the requisite vote of our stockholders, our ability to raise capital through the ATM Offering or other future equity offerings would be limited to 39,873,041 shares of common stock as of March 31, 2026, that are unreserved and remain available for future issuance. The 39,873,041 shares of common stock that are currently available may be insufficient and could impede our ability to raise enough capital through future equity offerings to meet our cash needs to fund our ongoing operations. Because our directors and executive officers have outstanding equity awards under our incentive plans and may be granted additional equity awards under these plans, they may be deemed to have an indirect interest in the proposed amendment because, absent the amendment, we may not have sufficient authorized shares to make future awards. However, the availability of additional shares of common stock for issuance is, in management’s view, prudent and may afford us flexibility in acting upon potential transactions to strengthen our financial position and/or engage in collaboration opportunities that may arise from time to time.
Possible Effects of the Amendment
If the proposed amendment of our Fifth Amended and Restated Certificate of Incorporation is approved, the additional authorized shares would be available for issuance at the discretion of our Board of Directors and without the expense and delay of further stockholder approval, except as may be required by law or Nasdaq listing rules on which our common stock is listed. If the authorization of an increase in the available common stock is postponed until the specific need arises, the delay and expense of obtaining stockholder approval at that time could impair our ability to issue the shares in furtherance of our corporate goals in a timely manner or at all.
The additional shares of authorized common stock would have the same rights and privileges as the shares of common stock currently issued and outstanding. Holders of our common stock have no preemptive rights.
The adoption of the proposed amendment would not have any immediate dilutive effect on the proportionate voting power or other rights of existing stockholders. However, the issuance of additional shares of common stock may have, among other things, a dilutive effect on earnings per share and on stockholders’ equity and voting rights. Furthermore, future sales of substantial amounts of our common stock, or the perception that these sales might occur, could adversely affect the prevailing market price of our common stock or limit our ability to raise additional capital. Stockholders should recognize that, as a result of this proposal, they will own a smaller percentage of shares relative to the total authorized shares of the Company than they presently own.
The issuance of additional shares of common stock could have the effect of making it more difficult for a third party to acquire, or discouraging a third party from attempting to acquire, control of the Company. We are not aware of any attempts on the part of a third party to effect a takeover of the Company, and the proposed amendment has been proposed for the reasons stated above and not with the intention that any increase in the authorized common stock be used as a type of anti-takeover device.

Vote Required and Board of Directors’ Recommendation
The approval of Proposal 4 requires that the holders of the majority of the issued and outstanding shares of common stock vote FOR this proposal. Shares that are voted “abstain” will be counted as votes AGAINST this proposal.
The Board of Directors recommends that stockholders vote FOR the approval of an amendment to our Fifth
Amended and Restated Certificate of Incorporation.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information regarding beneficial ownership of our common stock as of March 31, 2026, for:
•
each person known to us to be the beneficial owner of more than five percent of our outstanding common stock;

•
each of our named executive officers;

•
each of our directors and nominees; and

•
all of our directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Except as noted by footnote, and subject to community property laws where applicable, we believe based on the information provided to us that the persons and entities named in the table below have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them.
The table below lists applicable percentage ownership based on 60,310,526 shares of our common stock outstanding as of March 31, 2026. The number of shares beneficially owned includes shares of our common stock that each person has the right to acquire within 60 days after March 31, 2026, including upon the exercise of stock options or pre-funded warrants or the settlement of restricted stock unit awards. The shares of common stock underlying these stock options, pre-funded warrants, and restricted stock unit awards shall be deemed to be outstanding for the purpose of computing the percentage of outstanding shares of our common stock owned by such person but shall not be deemed to be outstanding for the purpose of computing the percentage of outstanding shares of our common stock owned by any other person.
	Shares Beneficially Owned
Name and Address of Beneficial Owner(1)	Number	Percent
5% Stockholders
Entities affiliated with Neurocrine Biosciences, Inc.(2)	8,575,316	14.2%
Entities affiliated with Armistice Capital LLC(3)	4,000,000	6.6%
Entities affiliated with BlackRock, Inc.(4)	3,525,532	5.8%
Entities affiliated with Millennium Management LLC(5)	3,407,969	5.7%
Entities affiliated with EcoR1 Capital, LLC(6)	4,002,847	6.6%
Named Executive Officers and Directors
Alfred Sandrock, M.D., Ph.D.(7)	2,946,313	4.9%
Other Named Executive Officers
Toby Ferguson, M.D., Ph.D.(8)	129,884	*
Jacquelyn Fahey Sandell(9)	135,788	*
Robin Swartz(10)	1,093,522	1.8%
Other Directors
Michael Higgins(11)	474,314	*
Glenn Pierce, M.D., Ph.D.(12)	324,000	*
James A. Geraghty(13)	252,588	*
Steven Hyman, M.D.(14)	182,000	*
Nancy Vitale(15)	137,000	*
Catherine J. Mackey, Ph.D.(16)	116,750	*
Jude Onyia, Ph.D.(17)	119,660	*
Grace E. Colón, Ph.D.(18)	116,750	*
George Scangos, Ph.D.(19)	116,640	*
All current directors and executive officers as a group (14 persons)(20)	7,647,707	12.7%

*
Indicates beneficial ownership of less than one percent.

(1)
Unless otherwise indicated, the address for each beneficial owner is c/o Voyager Therapeutics, Inc., 75 Hayden Avenue, Lexington, Massachusetts 02421.

(2)
Reflects shares beneficially owned as of February 23, 2023, as set forth on a Schedule 13D/A filed by Neurocrine with the SEC on February 24, 2023. 4,179,728 shares were purchased under a stock purchase agreement with us entered into on January 28, 2019, and 4,395,588 shares were purchased under a stock purchase agreement with us entered into on January 8, 2023. The address for Neurocrine is 12780 El Camino Real, San Diego, CA 92130.

(3)
Based on information provided in a Schedule 13G/A filed by Armistice Capital, LLC (“Armistice Capital”) jointly with Stephen Boyd, with the SEC on February 17, 2026. The shares reported under “Shares Beneficially Owned” consist of 4,000,000 shares held by Armistice Capital and Stephen Boyd, as set forth on the Schedule 13G/A filed by Armistice Capital jointly with Stephen Boyd with the SEC on February 17, 2026. Armistice Capital and Steven Boyd claim shared voting and dispositive power over 4,000,000 shares. Armistice Capital is the investment manager of Armistice Capital Master Fund Ltd. (the “Master Fund”), the direct holder of the shares, and pursuant to an Investment Management Agreement, Armistice Capital exercises voting and investment power over the shares held by the Master Fund and thus may be deemed to beneficially own the shares held by the Master Fund. Mr. Boyd, as the managing member of Armistice Capital, may be deemed to beneficially own the shares held by the Master Fund. The Master Fund specifically disclaims beneficial ownership of the shares directly held by it by virtue of its inability to vote or dispose of such securities as a result of its Investment Management Agreement with Armistice Capital. The address for Armistice Capital and Mr. Boyd is c/o Armistice Capital, LLC, 510 Madison Avenue, 7th Floor, New York, NY, 10022.

(4)
Based on information provided in a Schedule 13G/A filed by BlackRock, Inc. (“BlackRock”) with the SEC on April 24, 2025. The shares reported under “Shares Beneficially Owned” consist of 3,525,532 shares held by entities affiliated with BlackRock, as set forth on the Schedule 13G/A filed with the SEC on April 24, 2025. BlackRock claims sole dispositive power with respect to 3,525,532 shares of common stock. The address for BlackRock is 50 Hudson Yards, New York, NY 10001.

(5)
Based on information provided in a Schedule 13G/A filed by Millennium Management LLC (“Millenium Management”) with the SEC on January 23, 2026. The shares reported under “Shares Beneficially Owned” consist of 3,407,969 shares held by entities affiliated with Millenium Management, as set forth on the Schedule 13G/A filed with the SEC on January 23, 2026. Millenium Management claims sole dispositive power with respect to 3,407,969 shares of common stock. The address for Millenium Management is 399 Park Avenue New York, New York 10022.

(6)
Based on information provided in a Schedule 13G/A filed by EcoR1 Capital, LLC (“EcoR1”) with the SEC on February 17, 2026. The shares reported under “Shares Beneficially Owned” consist of 4,002,847 shares of common stock held by EcoR1 Capital Fund Qualified, L.P. (“Qualified Fund”) other private investment funds managed by EcoR1, and Oleg Nodelman. Qualified Fund claims shared voting and dispositive power over 3,756,988 shares. Oleg Nodelman claims shared voting and dispositive power over 4,002,847 shares. EcoR1 is the general partner and investment adviser of Qualified Fund and Mr. Nodelman is the control person of EcoR1. Each of EcoR1, Qualified Fund and Mr. Nodelman disclaims beneficial ownership of all such shares except to the extent of their pecuniary interest therein. The address for each individual or entity listed in this footnote is 357 Tehama Street #3, San Francisco, CA, 94103.

(7)
Consists of 238,191 shares of common stock held by Dr. Sandrock directly, and 2,708,122 shares of common stock issuable upon the exercise of options. This includes 25,000 restricted stock units and 48,771 shares of common stock issuable upon the exercise of options that will vest within 60 days of March 31, 2026.

(8)
Consists of 5,914 shares of common stock held by Dr. Ferguson directly, and 123,970 shares of common stock issuable upon the exercise of options.

(9)
Consists of 34,799 shares of common stock held by Ms. Fahey Sandell directly, and 100,989 shares of common stock issuable upon the exercise of options.

(10)
Consists of 90,571 shares of common stock held by Ms. Swartz directly, and 1,002,951 shares of common stock issuable upon the exercise of options, 21,784 of which will vest within 60 days of March 31, 2026.

(11)
Consists of 31,314 shares of common stock held by Mr. Higgins directly, and 443,000 shares of common stock issuable upon the exercise of options.

(12)
Consists of 324,000 shares of common stock issuable upon the exercise of options.

(13)
Consists of 70,588 shares of common stock held by Mr. Geraghty directly, and 182,000 shares of common stock issuable upon the exercise of options.

(14)
Consists of 182,000 shares of common stock issuable upon the exercise of options.

(15)
Consists of 137,000 shares of common stock issuable upon the exercise of options.

(16)
Consists of 116,750 shares of common stock issuable upon the exercise of options, 2,750 of which will vest within 60 days of March 31, 2026.

(17)
Consists of 2,910 shares of common stock held by Dr. Onyia directly, and 116,750 shares of common stock issuable upon the exercise of options, 2,750 of which will vest within 60 days of March 31, 2026.

(18)
Consists of 116,750 shares of common stock issuable upon the exercise of options, 2,750 of which will vest within 60 days of March 31, 2026.

(19)
Consists of 116,640 shares of common stock issuable upon the exercise of options, 2,640 of which will vest within 60 days of March 31, 2026.

(20)
Consists of (i) 534,289 shares of common stock and (ii) 7,113,418 shares of common stock issuable upon the exercise of options. This includes 25,000 restricted stock units and 123,055 shares of common stock issuable upon the exercise of options that will vest within 60 days of March 31, 2026.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Other than compensation arrangements, we describe below the transactions, or series of similar transactions, since January 1, 2024, to which we were a party or will be a party, in which:
•
the amounts involved exceeded or will exceed the lesser of $120,000 or 1% of the average of our total assets amounts at December 31, 2024 and 2025; and

•
any of our directors, executive officers or holders of more than 5% of our capital stock, or any member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest.

In November 2015, we adopted a related party policy that requires all future transactions between us and any director, executive officer, holder of 5% or more of any class of our capital stock or any member of the immediate family of, or entities affiliated with, any of them, or any other related persons (as defined in Item 404 of Regulation SK) or their affiliates, in which the amount involved is equal to or greater than $120,000, be approved in advance by our Audit Committee. Any request for such a transaction must first be presented to our Audit Committee for review, consideration and approval. In approving or rejecting any such proposal, our Audit Committee is to consider the facts and circumstances available and deemed relevant to the Audit Committee, including, but not limited to, the extent of the related party’s interest in the transaction, and whether the transaction is on terms no less favorable to us than terms we could have generally obtained from an unaffiliated third party under the same or similar circumstances.
2024 Public Offering
In January 2024, we issued and sold 7,777,778 shares of our common stock and, in lieu of common stock to certain investors, pre-funded warrants to purchase 3,333,333 shares of common stock in a public offering (the “2024 Public Offering”), at a public offering price of $9.00 per share of common stock and $8.999 per pre-funded warrant. The 2024 Public Offering resulted in net proceeds to the Company of approximately $93.5 million after deducting underwriting discounts and commissions and estimated offering expenses.
Each pre-funded warrant has an exercise price of $0.001 per share and is exercisable for one share of common stock from the date of issuance until the pre-funded warrant is exercised in full. Under the terms of the pre-funded warrants, we may not effect the exercise of any such warrant, and a holder will not be entitled to exercise any portion of any such warrant, that, upon giving effect to or immediately prior to, would cause: (1) the aggregate number of shares of our common stock beneficially owned by such holder (together with its affiliates) to exceed 9.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise; or (2) the combined voting power of our securities beneficially owned by such holder (together with its affiliates) to exceed 9.99% of the combined voting power of all of our securities outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the pre-funded warrants. However, any holder of a pre-funded warrant may increase or decrease such percentage to any other percentage not in excess of 19.99% provided that any such increase will not be effective until the 61st day after notice from the holder is delivered to us. We refer to this percentage limitation as the 2024 Offering Beneficial Ownership Limitation.
The following table sets forth the aggregate number of shares of our common stock and pre-funded warrants to purchase shares of our common stock that were issued and sold to certain of our 5% stockholders and their respective affiliates in the 2024 Public Offering, and the aggregate purchase price for such shares and pre-funded warrants.
Purchaser	Aggregate Purchase Price	Common Stock Purchase Price	Shares of Common Stock	Pre-Funded Warrant Purchase Price	Shares Underlying Pre-Funded Warrants
Entities affiliated with EcoR1 Capital, LLC	$29,996,664	$—	—	$29,996,664	3,333,333
Entities affiliated with Armistice Capital LLC	$4,999,995	$4,999,995	555,555	$—	—
Entities affiliated with BlackRock, Inc.	$14,221,890	$14,221,890	1,580,210	$—	—
Total	$49,218,549	$19,221,885	2,135,765	$29,996,664	3,333,333

On November 10, 2025, EcoR1 Capital exercised all outstanding pre-funded warrants on a cashless basis, resulting in the issuance of 3,332,544 net shares.
Arrangements with Jacquelyn Fahey Sandell, J.D.
Ms. Fahey Sandell served as our Chief Legal Officer and Secretary until August 2025. On June 18, 2025, we entered into a transition, separation and release of claims agreement with Ms. Fahey Sandell (the “Fahey Sandell Separation Agreement”), pursuant to which Ms. Fahey Sandell resigned from her position as Chief Legal Officer and from any and all other positions she held as our officer or employee or an officer, employee or director of any of our subsidiaries, effective August 1, 2025 (the “Fahey Sandell Separation Date”). Pursuant to the terms of the Fahey Sandell Separation Agreement, Ms. Fahey Sandell is entitled to (1) continued payment of her salary, in accordance with our regular payroll practices, for a period of twelve months following the effectiveness of her execution of an additional release of claims (the “Fahey Sandell Pay Period”), based on her annualized base salary in effect on the Fahey Sandell Separation Date (an aggregate of $487,508); (2) a prorated annual bonus payment for 2025 based on her target bonus percentage and her time of employment in 2025 through the Fahey Sandell Separation Date, paid in equal installments based on our regular payroll practices over the Fahey Sandell Pay Period (an aggregate of $113,262); (3) provided she was eligible for and elected to continue COBRA, the payment on her behalf of the portion of the premium for group health insurance coverage that we pay to active and similarly situated employees receiving the same type of coverage, for a period of twelve months following the Fahey Sandell Separation Date or, if earlier, the end of the calendar month in which Ms. Fahey Sandell becomes eligible to receive group health and/or dental insurance coverage under another employer’s benefit plan; and (4) outplacement services.
In August 2025, we entered into a consulting agreement (the “Fahey Sandell Consulting Agreement”), with Ms. Fahey Sandell, pursuant to which Ms. Fahey Sandell agreed to assist us with the transition of her duties and responsibilities following her departure. In connection with the Fahey Sandell Consulting Agreement, Ms. Fahey Sandell was available to provide specified consulting services from time to time and as requested by us. We agreed to pay Ms. Fahey Sandell for the services she rendered to the Company at an hourly consulting rate, in addition to any pre-approved expenses and pass-through costs relating to the consulting services, as well as paying for or reimbursing for reasonable costs of professional malpractice insurance for Ms. Fahey Sandell during such time. The Fahey Sandell Consulting Agreement became effective immediately following the Fahey Sandell Separation Date and remained in effect until December 31, 2025. In accordance with the terms of the Fahey Sandell Consulting Agreement, we paid Ms. Fahey Sandell $29,750 in consulting fees for services provided in 2025. Additionally, Ms. Fahey Sandell’s equity awards were modified such that, subject to her compliance with the terms and conditions of the Fahey Sandell Separation Agreement and the Fahey Sandell Consulting Agreement, (1) all outstanding time-based stock option and restricted stock unit awards would continue to vest and become exercisable or settleable, as applicable, until the expiration or earlier termination of the Fahey Sandell Consulting Agreement, and (2) all of Ms. Fahey Sandell’s vested stock option awards would remain exercisable for a period of six months following the expiration or earlier termination of the Fahey Sandell Consulting Agreement (but no later than the original expiration date for the applicable stock option award).
Arrangements with Peter Pfreundschuh
Mr. Pfreundschuh served as our Chief Financial Officer until April 2024. On April 1, 2024, we entered into a transition, separation and release of claims agreement with Mr. Pfreundschuh (the “Pfreundschuh Separation Agreement”), pursuant to which Mr. Pfreundschuh resigned as Chief Financial Officer and from any and all other positions he held as our officer or an officer, employee or director of any of our subsidiaries, effective April 12, 2024, and agreed to resign from all other positions he held as our employee, effective May 5, 2024 (the “Pfreundschuh Separation Date”). Pursuant to the terms of the Pfreundschuh Separation Agreement, Mr. Pfreundschuh is entitled to (1) continued payment of his salary, in accordance with our regular payroll practices, for a period of twelve months following the effectiveness of his execution of an additional release of claims (the “Pfreundschuh Pay Period”), based on his annualized base salary in effect on the Pfreundschuh Separation Date (an aggregate of $482,664); (2) a prorated annual bonus payment for 2024 based on his target bonus percentage and his time of employment in 2024 through the Pfreundschuh Separation Date, paid in equal installments based on our regular payroll practices over the Pfreundschuh Pay Period; and (3) provided he is eligible for and elects to continue COBRA, the payment on his behalf of the portion of the premium for group health insurance coverage that we pay to active and similarly situated employees receiving the same type of coverage, for a period of twelve months following the Pfreundschuh Separation Date or, if earlier, the end of the calendar month when Mr. Pfreundschuh becomes eligible to receive group health insurance coverage under another employer’s benefit plan.
In May 2024, we entered into a consulting agreement (the “Pfreundschuh Consulting Agreement”), with Mr. Pfreundschuh, pursuant to which Mr. Pfreundschuh agreed to assist us with the transition of his duties and responsibilities following his departure. In connection with the Pfreundschuh Consulting Agreement, Mr. Pfreundschuh was available to provide specified consulting services from time to time and as requested by us. We agreed to pay Mr. Pfreundschuh for the services he rendered to the Company at an hourly consulting rate, in addition to any pre-approved expenses and pass-through costs relating to the consulting services. The Pfreundschuh Consulting Agreement became effective immediately following the Pfreundschuh Separation Date and remained in effect until June 28, 2024. However, we did not pay Mr. Pfreundschuh any consulting fees for services provided in 2024. Additionally, Mr. Pfreundschuh’s equity awards were modified such that, subject to his compliance with the terms and conditions of the Pfreundschuh Separation Agreement and the Pfreundschuh Consulting Agreement, (1) all outstanding time-based stock option and restricted stock unit awards would continue to vest and become exercisable or settleable, as applicable, until the expiration or earlier termination of the Pfreundschuh Consulting Agreement, and (2) all of Mr. Pfreundschuh’s vested stock option awards would remain exercisable for a period of six months following the expiration or earlier termination of the Pfreundschuh Consulting Agreement (but no later than the original expiration date for the applicable stock option award).
Agreements with Stockholders
Collaborations with Neurocrine Biosciences, Inc.
During the years ended December 31, 2025, and 2024, we received cost reimbursement amounts from development costs related to our 2019 and 2023 collaboration and license agreements with Neurocrine, a beneficial owner of more than 5% of our voting securities. Under the collaboration agreements, we and Neurocrine have agreed to conduct research, development, and commercialization of certain of our AAV gene therapy products. Amounts due from Neurocrine are reflected as related party collaboration receivables. As of December 31, 2025, we had approximately $0.2 million in related party collaboration receivables associated with our collaborations with Neurocrine. During the years ended December 31, 2025, and 2024, we recognized $34.1 million and $60.1 million of revenue, respectively, associated with our collaborations with Neurocrine.
Dr. Onyia has been appointed to the Board of Directors as Neurocrine’s designee, as more fully described under the caption “Corporate Governance — Board and Committee Matters — Arrangements between Officers, Directors and Director Nominees”. Dr. Onyia will receive cash and equity compensation pursuant to our non-employee director compensation policy.
Executive Officer and Director Compensation
See “Director Compensation” and “Executive Compensation” for information regarding compensation of directors and executive officers.
Indemnification Agreements
We have entered into indemnification agreements with each of our directors and executive officers, the forms of which are attached as exhibits to our 2025 Annual Report on Form 10-K. The indemnification agreements and our Certificate of Incorporation and Bylaws require us to indemnify our directors and officers to the fullest extent permitted by Delaware law.

EQUITY COMPENSATION PLANS
2014 Stock Option and Grant Plan
In January 2014, we adopted the 2014 Stock Option and Grant Plan (the “2014 Plan”), under which we could grant incentive stock options, non-qualified stock options, restricted stock awards, unrestricted stock awards, or restricted stock units to purchase up to 823,529 shares of common stock to employees, officers, directors and consultants of ours. Under the 2014 Plan, we issued only restricted stock awards during 2014, and we only granted stock options during 2015. The terms of stock awards agreements, including vesting requirements, were determined by the Board of Directors and were subject to the provisions of the 2014 Plan. Stock options granted to employees under the 2014 Plan generally were scheduled to vest over four years, with 25% vesting on the one-year anniversary and 75% vesting ratably, on a monthly basis, over the remaining three years. Stock options granted to non-employee consultants under the 2014 Plan generally were scheduled to vest monthly over a period of one to four years. As of December 31, 2025, there were no options from the 2014 Plan that remained outstanding.
2015 Stock Option and Incentive Plan
In October 2015, the Board of Directors and stockholders approved the 2015 Stock Option and Incentive Plan (the “2015 Plan”), which became effective upon the completion of our initial public offering, or IPO. The 2015 Plan provides us with the flexibility to use various equity-based incentive and other awards as compensation tools to reward and motivate our workforce. These tools include stock options; stock appreciation rights; restricted stock; restricted stock units; unrestricted stock; performance share awards and cash-based awards. Upon its effectiveness, the 2015 Plan replaced the 2014 Plan. Any options or awards outstanding under the 2014 Plan remained outstanding and effective. The number of shares initially reserved for issuance under the 2015 Plan is the sum of (i) 1,311,812 shares of common stock and (ii) the number of shares under the 2014 Plan that are not needed to fulfill our obligations for awards issued under the 2014 Plan as a result of forfeiture, expiration, cancellation, termination or net issuances of awards thereunder. The number of shares of common stock that may be issued under the 2015 Plan is also subject to increase on the first day of each fiscal year as determined by the 2015 Plan Administrator in an amount up to 4% of our issued and outstanding shares of common stock on the immediately preceding December 31. The stockholders approved the 2025 Plan (as defined below) at the 2025 Annual Meeting on June 9, 2025, and as a result we have not granted any further awards under the 2015 Plan after the date of such approval. Awards previously granted under the 2015 Plan remain outstanding.
2025 Stock Option and Incentive Plan
At the 2025 Annual Meeting, the stockholders approved the 2025 Stock Incentive Plan (the “2025 Plan”). The 2025 Plan provides us with the flexibility to use various equity-based incentive and other awards as compensation tools to reward and motivate our workforce. These tools include stock options; stock appreciation rights; restricted stock; restricted stock units; unrestricted stock; performance share awards and cash-based awards. Upon its effectiveness, the 2025 Plan replaced the 2015 Plan. The number of shares initially reserved for issuance under the 2025 Plan is 17,822,928, which was comprised of (i) 3,631,952 shares of common stock and (ii) such additional number of shares of common stock (up to 14,190,976 shares) as is equal to the sum of (x) the number of shares of common stock reserved for issuance under the 2015 Plan that remained available for grant under the 2015 Plan immediately prior to the date that the 2025 Plan was approved by our stockholders and (y) the number of shares of common stock subject to awards granted under the 2015 Plan that were outstanding as of the date that the 2025 Plan was approved by our stockholders and which awards expire, terminate or are otherwise surrendered, cancelled, forfeited or repurchased by the registrant at their original issuance price pursuant to a contractual repurchase right.
2015 Amended and Restated Employee Stock Purchase Plan
In October 2015, the Board of Directors and stockholders approved the 2015 Employee Stock Purchase Plan and at the 2025 Annual Meeting the stockholders approved the 2015 Amended and Restated Employee Stock Purchase Plan (the “2015 ESPP”). Under the 2015 ESPP, all full-time employees are eligible to purchase our common stock twice per year, at the end of each six-month payment period. During each payment period, eligible employees who so elect, may authorize payroll deductions in an amount within a range of 1% to 10% (whole percentages only) of the employee’s base pay for each payroll period. At the end of each payment period, the accumulated deductions are used to purchase shares of our common stock at a discount.
The following table sets forth information as of December 31, 2025, regarding shares of common stock that may be issued under our equity compensation plans, consisting of the 2015 Plan, the 2025 Plan and the 2015 ESPP as well as grants made outside of these plans in accordance with Nasdaq Rule 5635(c).
Equity Compensation Plan Information
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights (#)	Weighted-average exercise price of outstanding options, warrants, and rights ($)(1)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	10,655,446 (2)	$7.09	8,790,909(3)
Equity compensation plans not approved by security holders	1,255,355(4)	8.64	N/A
Total	11,910,801	$7.26	8,790,909

(1)
Represents the weighted-average exercise price of outstanding options only and does not include outstanding restricted stock unit awards as such awards do not have an exercise price.

(2)
Includes 8,547,861 shares of common stock issuable upon the exercise of outstanding options and 2,107,585 shares of common stock issuable upon the settlement of outstanding restricted stock unit awards. Does not include shares of restricted stock as they have been reflected in our total shares outstanding.

(3)
As of December 31, 2025, there were 6,981,416 shares available for grant under the 2025 Plan and 1,809,493 shares available for purchase under the 2015 ESPP. As of the approval of the 2025 Plan by our stockholders on June 9, 2025, no additional equity awards may be granted under the 2015 Plan. As of the closing of our IPO, no additional equity awards may be granted under the 2014 Plan.

(4)
Consists of (a) options to purchase 76,500 shares of our common stock granted to Ms. Swartz as an inducement material to her joining our Company as Senior Vice President of Portfolio Management and Patient Engagement in January 2021, (b) options to purchase 73,708 shares of our common stock granted to Ms. Fahey Sandell as an inducement material to her joining our Company as Chief Legal Officer in July 2023, (c) options to purchase 210,000 shares of our common stock and 70,000 restricted stock unit awards granted to Dr. Ferguson as an inducement material to his joining our Company as Chief Medical Officer in March 2024, (d) options to purchase 200,000 shares of our common stock and 53,334 restricted stock unit awards granted to Dr. Jorgensen as an inducement material to his joining our Company as Chief Financial Officer in July 2024, (e) options to purchase an aggregate of 100,500 shares of our common stock granted to an individual as an inducement material to their joining our Company in 2020, (f) options to purchase an aggregate of 114,000 shares of our common stock and an aggregate of 9,000 restricted stock unit awards granted to certain individuals as inducements material to their joining our Company in 2022, (g) options to purchase an aggregate of 215,312 shares of our common stock and an aggregate of 31,667 restricted stock unit awards granted to certain individuals as inducements material to their joining our Company in 2023, and (h) options to purchase an aggregate of 76,000 shares of our common stock and an aggregate of 25,334 restricted stock unit awards granted to certain individuals as inducements material to their joining our Company in 2024.

Audit Committee Report
The information contained in this report shall not be deemed to be (1) “soliciting material,” (2) “filed” with the SEC, (3) subject to Regulations 14A or 14C of the Exchange Act, or (4) subject to the liabilities of Section 18 of the Exchange Act. This report shall not be deemed incorporated by reference into any of our other filings under the Exchange Act or the Securities Act of 1933 (the “Securities Act”), except to the extent that we specifically incorporate it by reference into such filing.
The Audit Committee operates under a written charter approved by the Board of Directors, which provides that its responsibilities include the oversight of the quality of our financial reports and other financial information and its compliance with legal and regulatory requirements; the appointment, compensation, and oversight of our independent registered public accounting firm, Ernst & Young, including reviewing its independence; reviewing and approving the planned scope of our annual audit; reviewing and pre-approving any audit and non-audit services that may be performed by Ernst & Young; the oversight of our internal audit function; reviewing with management and our independent registered public accounting firm the adequacy of internal financial controls; and reviewing our critical accounting policies and estimates and the application of accounting principles generally accepted in the United States of America.
The Audit Committee oversees our financial reporting process on behalf of the Board of Directors. Management is responsible for our internal controls, financial reporting process, and compliance with laws and regulations and ethical business standards. Ernst & Young is responsible for performing an independent audit of our consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) (the “PCAOB”). The Audit Committee’s main responsibility is to monitor and oversee these processes.
The Audit Committee reviewed and discussed our audited financial statements for the fiscal year ended December 31, 2025, with management. The Audit Committee has discussed with Ernst & Young applicable requirements of the PCAOB and the SEC. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and has discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence.
The Audit Committee considered any fees paid to Ernst & Young for the provision of non-audit related services and does not believe that these fees compromise Ernst & Young’s independence in performing the audit.
Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that such audited financial statements be included in our 2025 Annual Report on Form 10-K for filing with the SEC.
THE AUDIT COMMITTEE
Michael Higgins
Grace Colón, Ph.D.
Catherine J. Mackey, Ph.D.

HOUSEHOLDING OF PROXY MATERIALS
Some banks, brokers, and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of the Notice, and if requested, one copy of this proxy statement and the 2025 Annual Report on Form 10-K, as applicable, is being delivered to multiple stockholders sharing an address unless we have received contrary instructions. We will promptly deliver a separate copy of any of these documents to you if you write to us at 75 Hayden Avenue, Lexington, Massachusetts 02421, Attention: Secretary or call us at (857) 259-5340. If you want to receive separate copies of the Notice, proxy statement, or 2025 Annual Report on Form 10-K in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address or telephone number.
TRANSACTION OF OTHER BUSINESS
The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgement.

Appendix A
CERTIFICATE OF AMENDMENT OF
FIFTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
VOYAGER THERAPEUTICS, INC.
(Pursuant to Section 242 of the
General Corporation Law of the State of Delaware)
Voyager Therapeutics, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware, does hereby certify as follows:
A resolution was duly adopted by the Board of Directors of the Corporation pursuant to Section 242 of the General Corporation Law of the State of Delaware setting forth a proposed amendment to the Fifth Amended and Restated Certificate of Incorporation of the Corporation and declaring said amendment to be advisable. The stockholders of the Corporation duly approved said proposed amendment in accordance with Section 242 of the General Corporation Law of the State of Delaware. The resolution setting forth the amendment is as follows:
RESOLVED:	That the first sentence of Article FOURTH of the Fifth Amended and Restated Certificate of Incorporation of the Corporation be and hereby is deleted in its entirety and the following is inserted in lieu thereof:
“The total number of shares of capital stock which the Corporation shall have authority to issue is two hundred and forty-five million (245,000,000) of which (i) two hundred and forty million (240,000,000) shares shall be a class designated as common stock, par value $0.001 per share (the “Common Stock”), and (ii) five million (5,000,000) shares shall be a class designated as undesignated preferred stock, par value $0.001 per share (the “Undesignated Preferred Stock”).”
***
IN WITNESS WHEREOF, this Certificate of Amendment has been executed by a duly authorized officer of the Corporation on this          day of          , 2026.
VOYAGER THERAPEUTICS, INC.
By:
Alfred W. Sandrock, Jr., M.D., Ph.D.
President and Chief Executive Officer

A-1

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY T00081-P46342 ! ! ! For All Withhold All For All Except For Against Abstain ! ! ! ! ! ! ! ! ! To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. Nominees: Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. 1. To elect each of the following nominees to serve as a Class II director until the 2029 annual meeting of stockholders and until his successor is duly elected and qualified, or until his earlier death, resignation, or removal. VOYAGER THERAPEUTICS, INC. The Board of Directors recommends you vote FOR each of the nominees listed in proposal 1. The Board of Directors recommends you vote FOR proposal 2. The Board of Directors recommends you vote FOR proposal 4. 2. To approve, on a non-binding advisory basis, the compensation of the Company's named executive officers. 4. To approve an amendment to the Fifth Amended and Restated Certificate of Incorporation of Voyager Therapeutics, Inc. to increase the number of authorized shares of the Company’s capital stock from 125,000,000 shares to 245,000,000 shares and increase the number of authorized shares of common stock from 120,000,000 shares of common stock to 240,000,000 shares of common stock. 3. To ratify the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2026. The Board of Directors recommends you vote FOR proposal 3. NOTE: The Board of Directors may also transact such other business as may properly come before the meeting or at any and all adjournments or postponements thereof. 01) James A. Geraghty 02) Steven Hyman, M.D. 03) Alfred Sandrock M.D., Ph.D. For Against Abstain For Against Abstain SCAN TO VIEW MATERIALS & VOTE w VOYAGER THERAPEUTICS, INC. 75 HAYDEN AVENUE LEXINGTON, MA 02421 VOTE BY INTERNET Before the Meeting - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 8, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/VYGR2026 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. There will be no physical location at which stockholders may attend the meeting. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 8, 2026. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Proxy cards submitted by mail must be received no later than June 8, 2026. T00082-P46342

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on June 9, 2026: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. VOYAGER THERAPEUTICS, INC. Annual Meeting of Stockholders June 9, 2026 9:00 AM, ET This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Alfred Sandrock, M.D., Ph.D. and Gregory Shiferman, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this proxy, all of the shares of common stock of VOYAGER THERAPEUTICS, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 AM Eastern Time on June 9, 2026, virtually at www.virtualshareholdermeeting.com/VYGR2026, and any adjournments or postponements thereof. The proxies are further authorized to vote, in their discretion in accordance with applicable law, upon such other business as may properly come before the meeting or any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations and in the discretion of the proxyholders on any matter that properly comes before the meeting. Continued and to be signed on reverse side